Exhibit 4(c)(3)





                    VANGUARD CELLULAR SYSTEMS, INC.

                                  AND

                               , Trustee









                               INDENTURE




                              Dated as of









                        Subordinated Debentures

                    VANGUARD CELLULAR SYSTEMS, INC.

                Reconciliation and Tie between Indenture

                                  and

                      Trust Indenture Act of 1939


                 Trust Indenture                           Indenture
                  Act Section                               Section

            310  (a)(1).................................11.5
                 (a)(2).................................11.5
                 (a)(3).................................Not applicable
                 (a)(4).................................Not applicable
                 (b)....................................11.4, 11.5
            311  (a)....................................11.9
                 (b)....................................11.9
            312  (a)....................................4.6(d),11.1
                 (b)....................................11.11
                 (c)....................................11.11
            313  (a)....................................11.10(a)
                 (b)(1).................................Not applicable
                 (b)(2).................................11.10(b)
                 (c)....................................11.10(c)
                 (d)....................................11.10(c)
            314  (a)(1).................................4.6(a)
                 (a)(2).................................4.6(b)
                 (a)(3).................................4.6(c)
                 (b)....................................Not applicable
                 (c)....................................14.8
                 (d)....................................Not applicable
                 (e)....................................14.8
            315  (a)....................................11.1(a),(b)
                 (b)....................................11.3
                 (c)....................................11.1(a)
                 (d)....................................11.1(a),11.1(b),13.3
                 (e)....................................7.7
            316  (a)(1)(A)..............................7.6,13.3
                 (a)(1)(B)..............................7.1,7.5,13.3
                 (a)(2).................................Not required
                 (b)....................................7.7
            317  (a)....................................7.2
                 (b)....................................4.8
            318  (a)....................................14.4

            NOTE:      This reconciliation and tie shall not, for any purpose,

                       be deemed to be part of the Indenture.

                    VANGUARD CELLULAR SYSTEMS, INC.

                               INDENTURE

                           TABLE OF CONTENTS*

                                                                        Page

            Parties....................................................  1
            Recitals...................................................  1
            Consideration..............................................  1

                                                ARTICLE I

                              DEFINITIONS; TRUST INDENTURE ACT CONTROLLING

            SECTION 1.1            Definitions..............................  1
                                         Affiliate..........................  1
                                         Authenticating Agent...............  1
                                         Authorized Newspaper...............  2
                                         Bankruptcy Law.....................  2
                                         Board; Board of Directors..........  2
                                         Business day.......................  2
                                         Capital Stock......................  2
                                         Certified Resolution...............  3
                                         Class A Common Stock...............  3
                                         Class B Common Stock...............  3
                                         Closing Price......................  3
                                         Code...............................  3
                                         Company............................  3
                                         Company order......................  4
                                         Debenture..........................  4
                                         Debentureholder, holder of
                                               Debentures....................  4
                                         Depositary.........................  4
                                         Event of Default...................  4
                                         Global Debenture...................  4
                                         Indenture..........................  4
                                         Officers' Certificate..............  4
                                         Opinion of Counsel.................  5
                                         Original issue discount............  5
                                         Original Issue Discount Debenture..  5
                                         Outstanding........................  5
                                         Paying Agent.......................  6
                                         Person.............................  6
                                         Principal..........................  6
                                         Principal amount...................  6



            *This table of contents shall not, for any purpose, be deemed to be part of the Indenture.

                                                                           Page
                                         Responsible Officer................  6
                                         Securities Exchange Act............  6
                                         Senior Indebtedness................  6
                                         Trustee; principal office..........  7
                                         U.S. Government Obligations........  8
            SECTION 1.2.           Trust Indenture Act definitions
                                         controlling........................  8

                                               ARTICLE II

                               FORM, ISSUE AND REGISTRATION OF DEBENTURES

            SECTION 2.1.           Forms generally and dating..............  8
            SECTION 2.2.           Amount unlimited; Issuable in series....  9
            SECTION 2.3.           Denominations........................... 12
            SECTION 2.4.           Execution of Debentures; Authentication. 13
            SECTION 2.5.           Issue of Debentures..................... 16
            SECTION 2.6.           Transfer of Debentures.................. 16
            SECTION 2.7.           Persons deemed owners of Debentures..... 16
            SECTION 2.8.           Provisions for Debentures in temporary
                                         form.............................. 16
            SECTION 2.9.           Mutilated, destroyed, lost or stolen
                                         Debentures........................ 17
            SECTION 2.10.          Exchanges of Debentures................. 18
            SECTION 2.11.          Cancellation of surrendered Debentures.. 19
            SECTION 2.12.          Payment of interest; Defaulted interest. 19
            SECTION 2.13.          Global Debentures; Depositary........... 20

                                               ARTICLE III

                                       SUBORDINATION OF DEBENTURES

                                                                           Page
            SECTION 3.1.           Debentures subordinated to Senior
                                         Indebtedness....................... 22
            SECTION 3.2.           Payment over of proceeds of Debentures
                                         on dissolution, etc................ 22
            SECTION 3.3.           Debentures may be paid over prior to
                                         dissolution, etc................... 25
            SECTION 3.4.           Rights of holders of Senior Indebtedness
                                         not to be impaired, etc............ 26
            SECTION 3.5.           Authorization to Trustee to take action
                                         to effectuate subordination........ 27
            SECTION 3.6.           Trustee's rights as holder of Senior
                                         Indebtedness....................... 27
            SECTION 3.7.           Trustee's disclaimer.................... 27
            SECTION 3.8.           Application by Trustee of monies or
                                         U.S. Governmental Obligations
                                         deposited with it.................. 27
            SECTION 3.9.           Trustee compensation not prejudiced..... 28

                                               ARTICLE IV

                                        COVENANTS OF THE COMPANY


                                                                          Page
            SECTION 4.1.           Payment of Principal and interest....... 28
            SECTION 4.2.           Maintenance of office or agency......... 28
            SECTION 4.3.           Corporate existence..................... 29
            SECTION 4.4.           Restrictions on mergers, sales and
                                         consolidations.................... 29
            SECTION 4.5.           Further assurances...................... 29
            SECTION 4.6.           File certain reports and information
                                         with the Trustee and the Securities
                                         and Exchange Commission - transmit
                                         to Debentureholders summaries of
                                         certain documents filed with the
                                         Trustee - furnish list of
                                         Debentureholders to the Trustee... 29
            SECTION 4.7.           File statement by officers annually
                                         with the Trustee.................. 30
            SECTION 4.8.           Duties of Paying Agent.................. 31

                                                ARTICLE V

                                 REDEMPTION OF DEBENTURES; SINKING FUND


                                                                          Page
            SECTION 5.1.           Applicability of Article................ 32
            SECTION 5.2.           Notice of redemption to be given to
                                         Trustee - deposit of cash (or
                                         other form of payment) with
                                         Trustee - selection by Trustee
                                         of Debentures to be redeemed....... 32
            SECTION 5.3.           Debentures called for redemption to
                                         become due - rights of holders
                                         of redeemed Debentures - return
                                         of funds on conversion............. 34
            SECTION 5.4.           Credit against sinking fund............. 35
            SECTION 5.5.           Redemption through sinking fund......... 35
            SECTION 5.6.           Debentures no longer Outstanding after
                                         notice to Trustee and deposit
                                         of cash............................ 37
            SECTION 5.7.           Conversion arrangement on call for
                                         redemption......................... 37

                                               ARTICLE VI

                                 SATISFACTION AND DISCHARGE OF INDENTURE


                                                                           Page
            SECTION 6.1.           Satisfaction and discharge of Indenture
                                         with respect to Debentures of
                                         any series......................... 38

                                                                          Page
            SECTION 6.2.           Deposits for payment or redemption of
                                         Debentures to be held in trust.... 39
            SECTION 6.3.           Repayment of moneys..................... 40

                                               ARTICLE VII

                                           REMEDIES OF DEFAULT


                                                                           Page
            SECTION 7.1.           Events of Default defined - acceleration
                                         of maturity upon default - waiver
                                         of default after acceleration...... 40
            SECTION 7.2.           Covenant of Company to pay to Trustee
                                         whole amount due on default in
                                         payment of Principal or interest -
                                         Trustee may recover judgment for
                                         whole amount due - application
                                         of moneys received by Trustee...... 44
            SECTION 7.3.           Trustee may enforce rights of action
                                         without possession of Debentures... 47
            SECTION 7.4.           Delays or omissions not to impair any
                                         rights or powers accruing upon
                                         default............................ 47
            SECTION 7.5.           In Event of Default Trustee may protect
                                         and enforce its rights by
                                         appropriate proceedings - holders
                                         of majority in aggregate Principal
                                         amount of Debentures of a series
                                         may waive default.................. 47
            SECTION 7.6.           Holders of majority in aggregate
                                         Principal amount of Debentures of
                                         any series may direct exercise of
                                         remedies........................... 47
            SECTION 7.7.           Limitation on suits by Debentureholders. 48
            SECTION 7.8.           No Debentures owned or held by, for the
                                         account of or for the benefit of
                                         the Company to be deemed
                                         Outstanding for purpose of
                                         payment of distribution............ 49
            SECTION 7.9.           Company and Trustee restored to
                                         former position on discontinuance
                                         or abandonment of proceedings...... 49

                                              ARTICLE VIII

                                 EVIDENCE OF ACTION BY DEBENTUREHOLDERS


                                                                          Page
            SECTION 8.1.           Evidence of action by Debentureholders.. 49

                                               ARTICLE IX

                                       IMMUNITY OF INCORPORATORS,
                                  STOCKHOLDERS, OFFICERS AND DIRECTORS


                                                                           Page


            SECTION 9.1.           Immunity of incorporators, stockholder,
                                         officers, directors and employees.. 51

                                                ARTICLE X

                                  MERGER, CONSOLIDATION, SALE OR LEASE


                                                                           Page


            SECTION 10.1.          Documents required to be filed with the
                                         Trustee upon consolidation, merger,
                                         sale, transfer or lease - execution
                                         of supplemental indentures - acts
                                         of successor corporation........... 51
            SECTION 10.2.          Trustee may rely upon Opinion of
                                         Counsel............................ 52

                                               ARTICLE XI

                                         CONCERNING THE TRUSTEE


                                                                          Page
            SECTION 11.1.          Acceptance of Trust - responsibilities
                                         of Trustee........................ 52
            SECTION 11.2.          Trustee to be entitled to compensation -
                                         Trustee not to be accountable for
                                         application of proceeds - moneys
                                         held by Trustee to be trust funds. 56
            SECTION 11.3.          Trustee to give Debentureholders notice
                                         of default........................ 57
            SECTION 11.4.          Trustee acquiring conflicting interest
                                         must eliminate it or resign....... 57
            SECTION 11.5.          Eligibility of Trustee.................. 57
            SECTION 11.6.          Resignation or removal of Trustee....... 58
            SECTION 11.7.          Acceptance by successor Trustee......... 59
            SECTION 11.8.          Successor to Trustee by merger or
                                         consolidation, etc................ 61
            SECTION 11.9.          Limitations on right of Trustee as a
                                         creditor to obtain payment of
                                         certain claims.................... 61
            SECTION 11.10          Trustee to make annual report to
                                         Debentureholders - Trustee to
                                         make other reports to
                                         Debentureholders - Debentureholders
                                         to whom reports to be transmitted. 62
            SECTION 11.11.   Preservation of information by Trustee -
                                         Trustee to give certain information
                                         to Debentureholders upon
                                         application....................... 63

                                                                          Page
            SECTION 11.12.   Trustee may hold Debentures and
                                         otherwise deal with Company....... 64
            SECTION 11.13.   Trustee may comply with any rule,
                                         regulation or order of the
                                         Securities and Exchange
                                         Commission........................ 64
            SECTION 11.14          Appointment of Authenticating Agent..... 65

                                               ARTICLE XII

                                         SUPPLEMENTAL INDENTURES


                                                                           Page
            SECTION 12.1.          Company and Trustee may enter into
                                         supplemental indenture for
                                         special purposes................... 67
            SECTION 12.2.          Modification of Indenture with consent
                                         of Debentureholders................ 69
            SECTION 12.3.          Effect of supplemental indentures.......  70
            SECTION 12.4.          Supplemental indentures to conform to
                                         Trust Indenture Act................ 70
            SECTION 12.5.          Notation on or exchange of Debentures...  70

                                              ARTICLE XIII

                                        CONVERSION OF DEBENTURES


                                                                           Page
            SECTION 13.1.          Applicability of Article................  70
            SECTION 13.2.          Right of Debentureholders to convert
                                         Debentures......................... 71
            SECTION 13.3.          Issuance of shares of Capital Stock on
                                         conversion......................... 72
            SECTION 13.4.          No payment or adjustment for interest
                                         or dividends....................... 72
            SECTION 13.5.          Adjustment of conversion rate...........  73
            SECTION 13.6.          No fractional shares to be issued.......  77
            SECTION 13.7.          Preservation of conversion rights upon
                                         consolidation, merger, sale or
                                         conveyance......................... 78
            SECTION 13.8.          Notice to Debentureholders of a series
                                         prior to taking certain types
                                         of action.......................... 78
            SECTION 13.9.          Covenant to reserve shares for
                                         issuance on conversion of
                                         Debentures......................... 79
            SECTION 13.10.   Compliance with governmental
                                         requirements....................... 80
            SECTION 13.11.   Payment of taxes upon certificates for
                                         shares issued upon conversion...... 80
            SECTION 13.12.   Trustee's duties with respect to
                                         conversion provisions.............. 80

                                                                           Page

                                               ARTICLE XIV

                                        MISCELLANEOUS PROVISIONS

            SECTION 14.1.          Rights under Indenture limited to the
                                         parties and holders of Debentures.. 81
            SECTION 14.2.          Certificate of independent accountants
                                         conclusive......................... 81
            SECTION 14.3.          Treatment of Debentures owned or held
                                         by the Company in determining
                                         required percentages............... 81
            SECTION 14.4.          Remaining provisions not affected by
                                         invalidity of any other
                                         provisions - required provisions of
                                         Trust Indenture Act of 1939 to
                                         control............................ 82
            SECTION 14.5.          Company released from Indenture
                                         requirements if entitled to have
                                         Indenture cancelled................ 82
            SECTION 14.6.          Date of execution........................ 82
            SECTION 14.7.          Execution of documents furnished under
                                         the Indenture...................... 83
            SECTION 14.8.          Officers' Certificates and Opinions of
                                         Counsel to be furnished Trustee.... 83
            SECTION 14.9.          Presentation of notices and demands...... 84
            SECTION 14.10.   Successors and assigns bound by
                                         Indenture.......................... 84
            SECTION 14.11.   Descriptive headings for convenience
                                         only............................... 84
            SECTION 14.12.   North Carolina law to govern................... 85
            SECTION 14.13.   Indenture may be executed in
                                         counterparts....................... 85

                 INDENTURE dated as of the         day of               ,
            between Vanguard Cellular Systems, Inc., a corporation organized and existing under the laws of the State of North Carolina (hereinafter called the "Company"), and , a
            banking corporation with its principal offices in           ,
            as Trustee hereunder (hereinafter called the "Trustee").

                 WHEREAS, the Company for its lawful corporate purposes
            has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its debentures, notes or other evidences of indebtedness (hereinafter called the "Debentures"), to be issued in one or more series, the amount and terms of each series to be determined as hereinafter provided.

                 NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                 THAT, in consideration of the premises and of the
            mutual covenants herein contained and of the purchase and acceptance of the Debentures by the holders thereof, and for other valuable consideration the receipt whereof is hereby acknowledged, and intending to be legally bound hereby, it is hereby agreed between the Company and the Trustee, for the benefit of those who shall hold the Debentures, as follows:

                               ARTICLE I

              DEFINITIONS; TRUST INDENTURE ACT CONTROLLING

                 SECTION 1.1. Definitions. Unless otherwise specified or the context otherwise requires, the terms defined in this Article I shall for all purposes of this Indenture and of any indenture supplemental hereto have the meanings herein specified, the following definitions to be equally applicable to both the singular and plural forms of any of the terms herein defined. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

            Affiliate

                 An "Affiliate" shall mean any person directly or
            indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor under this Indenture.

            Authenticating Agent

                 The term "Authenticating Agent" means any Person
            authorized by the Trustee pursuant to Section 11.14 to act on behalf of the

            Trustee to authenticate Debentures of one or more series.

            Authorized Newspaper

                 The term "Authorized Newspaper" shall mean a newspaper
            in the English language or in an official language of the country of publication, customarily printed on each Business day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in the place in connection with which the term is used or in the financial community of such place. If, because of temporary suspension of publication or general circulation of any newspaper or for any other reason, it is impossible or, in the opinion of the Trustee, impracticable to make any publication of any notice required by this Indenture in the manner herein provided, such publication or other notice in lieu thereof which is made at the written direction of the Company by the Trustee shall constitute a sufficient publication of such notice. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same place meeting the foregoing requirements and in each case on any Business day.

            Bankruptcy Law

                 The term "Bankruptcy Law" means Title 11 of the United
            States Code, as now constituted or hereafter in effect, or any other applicable Federal or State bankruptcy, insolvency or other similar law.

            Board; Board of Directors

                 The term "Board" or "Board of Directors" shall mean the
            Board of Directors of the Company or the Executive
            Committee, if any, of such Board or any other committee of such Board duly authorized to act hereunder.

            Business day

                 The term "Business day" shall mean, with respect to any
            Debenture, a day that, in the city (or in any of the cities, if more than one) in which amounts are payable, as specified in the terms of such Debentures, is not a day upon which banking institutions are authorized or required by law, or by executive order issued by a governmental authority or agency regulating such banking institutions, to close.

            Capital Stock

                 The term "Capital Stock" shall mean stock of any class
             of the Company.

            Certified Resolution

                 The term "Certified Resolution" shall mean a copy of a
            resolution certified by the Secretary or an Assistant
            Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

            Class A Common Stock

                 The term "Class A Common Stock" shall mean the Class A
            Common Stock, $.01 par value, of the Company.

            Class B Common Stock

                 The term "Class B Common Stock" shall mean the Class B
            Common Stock, $.01 par value, of the Company.

            Closing Price

                 The term "Closing Price" on any day when used with
            respect to any class of Capital Stock shall mean (i) if the stock is then listed or admitted to trading on a national securities exchange in the United States, the last reported sale price, regular way, for the stock as reported in the consolidated transaction or other reporting system for securities listed or traded on such exchange, or (ii) if the stock is listed on the National Association of Securities Dealers', Inc. Automated Quotations System National Market System (the "NASDAQ National Market System"), the last reported sale price, regular way, for the stock, as reported on such list, or (iii) if the stock is not so admitted for trading on any national securities exchange or the NASDAQ National Market System, the average of the last reported closing bid and asked prices reported by the National Association of Securities Dealers', Inc. Automated Quotations System as furnished by any member in good standing of the National Association of Securities Dealers', Inc., selected from time to time by the Company for that purpose or as quoted by the National Quotation Bureau Incorporated. In the event that no such quotation is available for any day, the Board of Directors shall be entitled to determine the current market price on the basis of such quotations as it considers appropriate.

            Code

                 The term "the Code" means the Internal Revenue Code of
            1986, as amended.

            Company

                 The term "Company" shall mean Vanguard Cellular
            Systems, Inc., a North Carolina corporation, and, subject to the provisions of Article X, shall include its successors and assigns.

            Company Order

                 The term "Company Order" means a written order signed
            in the name of the Company by its Chairman of the Board, President, any Vice Chairman of the Board or any Vice President, and by its Treasurer, any Assistant Treasurer, Secretary or any Assistant Secretary and delivered to the Trustee.

            Debenture

                 The term "Debenture" shall mean one of the debentures,
            notes or other evidences of indebtedness that are issued from time to time in one or more series under this Indenture and, more particularly, any Debenture authenticated and delivered under this Indenture.

            Debentureholder; holder of Debentures

                 The term "Debentureholder" or "holder of Debentures" or
            other similar term shall mean any person who shall at the time be the registered holder of any Debenture or Debentures as shown by the register or registers kept by the Company or its agent for that purpose in accordance with the terms of this Indenture.

            Depositary

                 The term "Depositary" has the meaning specified in
            Section 2.13.

            Event of Default

                 The term "Event of Default" shall mean an event listed
            in Section 7.1, continued for the period of time, if any, and after the required notices, if any, therein designated.

            Global Debenture

                 The term "Global Debenture" has the meaning specified
            in Section 2.13.

            Indenture

                 The term "Indenture" shall mean this instrument as
            originally executed or, if amended or supplemented as herein provided, as so amended or supplemented and, unless the context otherwise indicates, shall include the form and terms of each particular series of Debentures established as contemplated hereunder.

           Officers' Certificate

                 The term "Officers' Certificate" shall mean a
            certificate signed by the Chairman of the Board, President, any Vice Chairman of the Board or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company, in their capacities as such officers of the Company and delivered to the Trustee. Each such certificate shall include the statements provided for in Section 14.8, if and to the extent required by the provisions thereof.

            Opinion of Counsel

                 The term "Opinion of Counsel" shall mean an opinion in
            writing signed by Schell Bray Aycock Abel & Livingston L.L.P. or other legal counsel (who may be an employee of the Company) acceptable in form and substance to the Trustee and delivered to the Trustee. Such opinion shall include the statements provided for in Section 14.8, if and to the extent required by the provisions thereof.

            Original issue discount

                 The term "original issue discount" with respect to any
            debt security, including an Original Issue Discount
            Debenture, has the same meaning as set forth in Section 1273 of the Code, or any successor provision, and the applicable Treasury Regulations thereunder.

            Original Issue Discount Debenture

                 The term "Original Issue Discount Debenture" means any
            Debenture which provides for an amount less than the principal amount thereof to be due and payable upon acceleration of the maturity thereof pursuant to Section 7.1.

            Outstanding

                 The term "Outstanding", when used with respect to the
            Debentures, shall, subject to Section 14.3, mean, as of the date of determination, all Debentures theretofore authenticated and delivered under this Indenture, except:
            (a) Debentures for the payment or redemption of which cash (or other form of payment if permitted by the terms of such Debentures) in the necessary amount shall have been deposited in trust with the Trustee or any paying agent (other than the Company) provided that, if such Debentures are to be redeemed prior to the maturity thereof, notice of such redemption shall have been duly given or provision satisfactory to the Trustee shall have been made for giving such notice; (b) Debentures converted into Capital Stock in accordance with Article XIII hereof, if the terms of such Debentures provide for convertibility pursuant to Section 2.2; (c) Debentures paid or in lieu of or in substitution for which other Debentures shall have been authenticated and delivered pursuant to the terms of Section 2.9, unless proof satisfactory to the Trustee is presented that any such Debentures are held by persons in whose hands such Debentures are valid, binding and legal obligations;

            and (d) Debentures which have been cancelled by the Trustee or delivered to the Trustee for cancellation.

            Paying Agent

                 The term "Paying Agent" shall mean any person
            authorized by the Company to pay the principal of, premium, if any, and interest on any Debentures.

            Person

                 The term "Person" shall mean an individual, a
            corporation, a partnership, an association, a joint-stock company, a trust, any unincorporated organization, or a government or political subdivision thereof.

            Principal

                 The term "principal" of a debt security, including any
            Debenture, on any day and for any purpose means the amount (including, without limitation, in the case of an Original Issue Discount Debenture, any accrued original issue discount, but excluding interest) that is payable with respect to such debt security as of such date and for such purpose (including, without limitation, in connection with any sinking fund, upon any redemption at the option of the Company upon any purchase or exchange at the option of the Company or the holder of such debt security and upon any acceleration of the maturity of such debt security).

            Principal amount

                 The term "principal amount" of a debt security,
            including any Debenture, means the principal amount as set forth on the face of such debt security.

            Responsible Officer

                 The term "Responsible Officer", when used with respect
            to the Trustee, shall mean any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

            Securities Exchange Act

                 The term "Securities Exchange Act" shall mean the
            Securities Exchange Act of 1934, as amended.

           Senior Indebtedness

                 The term "Senior Indebtedness" shall mean: (a) the
            principal of and premium, if any, and interest on (i) all indebtedness for money borrowed by the Company (other than the Debentures), whether outstanding on the date of this Indenture or hereafter created or incurred, (ii) all indebtedness for money borrowed by another person in which the Company has an equity interest or has the right to purchase an equity interest, and guaranteed directly or indirectly by the Company (whether such guarantee is outstanding on the date of this Indenture or hereafter created or incurred), and
            (iii) all indebtedness constituting purchase money indebtedness for the payment of which the Company is directly or contingently liable, whether outstanding on the date of this Indenture or hereafter created or incurred; (b) any obligation to purchase or guarantee indebtedness of, to supply funds to or to invest in, another person in which the Company has an equity interest or has the right to purchase an equity interest (whether such obligation is outstanding on the date of this Indenture or is hereafter created or incurred); (c) any obligation of the Company to any person in respect of surety or similar bonds issued by such person in connection with entering into, renewing or extending any cellular telephone license granted by a governmental authority or any construction in respect of any cellular telephone system by the Company or any other person in which the Company has an equity interest or has the right to purchase an equity interest; and (d) all renewals, extensions or refundings of any such obligations, indebtedness and guarantees; provided, however, that if, by the terms of the instrument creating or evidencing any obligation, indebtedness or guarantee referred to in clauses
            (a), (b), (c) and (d) above, it is expressly provided that such obligation, indebtedness or guarantee is subordinate to the Debentures or to all other indebtedness of the Company or is not superior in right of payment or performance to the Debentures, such obligation, indebtedness or guarantee shall not be included as Senior Indebtedness. As used in the preceding sentence the term "purchase money indebtedness" shall mean indebtedness evidenced by a note, debenture, bond or other instrument or any other written obligation to pay money (whether or not secured by any lien or other security interest) issued or assumed as all or a part of the consideration for the acquisition of property, assets, or securities whether by purchase, merger, consolidation, or otherwise.

            Trustee; principal office

                 The term "Trustee" shall mean the trustee or trustees
            hereunder for the time being, whether original or successor. "Trustee" as used with respect to the Debentures of any series shall mean the Trustee with respect to Debentures of such series. The term "principal office" of the Trustee shall mean the principal office of the Trustee at which, at any particular time, the corporate trust business of the Trustee shall be administered, which office as of the date
            hereof is                                           .

            U.S. Government Obligations

                 The term "U.S. Government Obligations" means direct
            obligations of, or obligations entitled to the full faith and credit of, the United States of America.

                 SECTION 1.2. Trust Indenture Act definitions controlling. All terms used in this Indenture which are defined in the Trust Indenture Act of 1939, as amended, or which are by reference therein defined in the Securities Act of 1933 (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in such Trust Indenture Act and such Securities Act as they were respectively in force at the date of this Indenture, except as otherwise provided in Section 12.3.

                               ARTICLE II

               FORM, ISSUE AND REGISTRATION OF DEBENTURES

                 SECTION 2.1. Forms generally and dating. The Debentures of each series shall be in the form or forms (including temporary or permanent global form) established from time to time by or pursuant to a resolution of the Board of Directors or in one or more indentures supplemental hereto which shall set forth the information required by
            Section 2.2. The Debentures and the Trustee's certificate of authentication shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or by a resolution of the Board of Directors and may have such notations, legends or endorsements as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture or as may be required by law, stock exchange rule or usage. The Company shall approve and provide the form of the Debentures and any notation, legend or endorsement on them. If the form of Debentures of any series is established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by
            Section 2.5 for the authentication and delivery of such Debentures.

                 Each Debenture shall be dated the date of its
            authentication. The form of the Trustee's certificate of authentication to be borne by the Debentures shall be substantially as follows:

                    (FORM OF TRUSTEE'S CERTIFICATE)

                 This is one of the Debentures of the series referred to
            on the reverse hereof.

                                                     as Trustee



                                                     By:
                                                           Authorized Officer

                 SECTION 2.2.      Amount unlimited; Issuable in series.

                 The aggregate principal amount of the Debentures which
            may be authenticated and delivered under this Indenture is unlimited.

                 The Debentures may be issued in one or more series.
            There shall be established in or pursuant to one or more resolutions of the Board of Directors, or established in or pursuant to one or more indentures supplemental hereto, prior to the issuance of the Debentures of any series:

                       (1) the title of the Debentures of the series (which shall distinguish Debentures of the series from all other Debentures);

                       (2)   any limit upon the aggregate principal
                 amount of the Debentures of the series which may be authenticated and delivered under this Indenture (except for the Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures of the series pursuant to Section 2.6, 2.8, 2.9, 2.10, 2.11, 5.2 or 12.5) and
                 except for any Debentures which pursuant to Section 2.4 are deemed not to have been authenticated and delivered hereunder;

                       (3) the date or dates (and whether fixed or extendable) on which the principal of the Debentures of the series is payable or the method of determination thereof;

                       (4) the rate or rates at which the Debentures of the series shall bear interest, if any, the method of calculating such rates, the date or dates from which such interest shall accrue or the manner of determining such dates, the interest payment dates on which such interest shall be payable and the record dates for the determination of Debentureholders to whom interest is payable;

                       (5) the place or places where the principal of and premium, if any, and interest on the Debentures, if any, of the series shall be payable;

                       (6)   if other than 100% of their principal
                 amount, the percentage of the principal amount at which the Debentures will be issued;

                       (7) any provisions relating to the issuance of the Debentures of such series at an original issue discount;

                       (8) the price or prices at which, the period or periods within which and the terms and conditions upon which the Debentures of the series may be redeemed, in whole or in part, at the option of the Company, pursuant to any sinking fund or otherwise (including, without limitation, the form or method of payment thereof if other than in cash);

                       (9) the obligation, if any, of the Company to redeem, purchase or repay the Debentures of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Debentureholder thereof and the price or prices at which and the period or periods within which and the terms and conditions upon which the Debentures of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation (including, without limitation, the form or method of payment thereof if other than in cash), and any provisions for the remarketing of such Debentures;

                       (10) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Debentures of the series shall be issuable;

                       (11) if other than the principal amount thereof, the portion of the principal amount of the Debentures of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to
                 Section 7.1 or provable in bankruptcy pursuant to
                 Section 7.2, or, if applicable, which is convertible in accordance with Article XIII;

                       (12) any Events of Default with respect to the Debentures of a particular series, in lieu of or in addition to those set forth herein and the remedies therefor;

                       (13) the obligation, if any, of the Company to permit the conversion or exchange of the Debentures of such series and, if any, the securities or rights into which the Debenture of that series are convertible or exchangeable (which may include other debentures, Capital Stock or other securities or rights of the Company (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or exchangeable for securities of other issuers or a combination of the foregoing) and the terms and conditions upon which such conversion or exchange shall be effected (including, without limitation, the initial conversion price or rate, the conversion period and any other provision in addition to or in lieu of those set forth in this Indenture relative to such obligation);

                       (14)  any trustees, authenticating or paying
                 agents, transfer agents or registrars or any other agents with respect to the Debentures of such series;

                       (15)  the currency or currencies, including
                 composite currencies, in which the Debentures of the series shall be denominated if other than the currency of the United States of America, and, if so, whether the Debentures of the series may be satisfied and discharged other than as provided in Article VI;

                       (16) if other than the coin or currency in which the Debentures of that series are denominated, the coin or currency in which payment of the principal of, premium, if any, or interest on the Debentures of such series shall be payable;

                       (17) if the principal of, premium, if any, or interest on the Debentures of such series are to be payable, at the election of the Company or a Debentureholder thereof, in a coin or currency other than that in which the Debentures are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;

                       (18) if the amount of payments of principal of, premium, if any, and interest on the Debentures of the series may be determined with reference to an index, the manner in which such amounts shall be determined;

                       (19) whether and under what circumstances the Company will pay additional amounts on the Debentures of the series held by a person who is not a United States of America person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Debentures rather than pay such additional amounts;

                       (20) if receipt of certain certificates or other documents or satisfaction of other conditions will be necessary for any purpose, including, without limitation, as a condition to the issuance of the Debentures of such series in definitive form (whether upon original issue or upon exchange of a temporary Debenture of such series), the form and terms of such certificates, documents or conditions;

                       (21) any other affirmative or negative covenants with respect to the Debentures of such series;

                       (22) whether the Debentures of such series shall be issued in whole or in part in the form of one or more Global Debentures and in such case (i) the Depositary for such Global Debenture or Debentures, which Depositary must be a clearing agency registered under the Securities Exchange Act, (ii) the circumstances under which any such Global Debenture may be exchanged for Debentures registered in the name of, and under which any transfer of such Global Debenture may be registered in the name of, any Person other than such Depositary or its nominee, if other than as set forth in Section 2.13 and
                 (iii) any other provisions regarding such Global Debentures which provisions may be in addition to or in lieu of, in whole or in part, the provisions of Section 2.13; and

                       (23) any other terms of a particular series and any other provisions expressing or referring to the terms and conditions upon which the Debentures of such series are to be issued under the Indenture, which terms and provisions are not in conflict with the provisions of this Indenture; provided, however, that the addition to or subtraction from or variation of Articles IV, V, VI, VII, and X (and Section 1.1, insofar as it relates to the definition of certain terms as used in such Articles) with regard to the Debentures of a particular series shall not be deemed to constitute a conflict with the provisions of those Articles.

                 All Debentures of any one series shall be substantially
            identical except as to denomination and except as may otherwise be provided in or pursuant to such resolution of the Board of Directors or in any such indenture supplemental hereto. Not all Debentures of any one series need be issued at the same time, and, unless otherwise so provided, a series may be reopened for issuances of additional Debentures of such series.

                 If any of the terms of the Debentures of a series are
            established by action taken pursuant to a resolution of the Board of Directors, a copy of any appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee with an Officers' Certificate setting forth the terms of the Debentures of such series. With respect to Debentures of a series which are not to be issued at one time, such resolution of the Board of Directors or action may provide general terms or parameters for Debentures of such series and provide either that the specific terms of particular Debentures of such series shall be specified in a Company Order or that such terms shall be determined by the Company or its agents in accordance with a Company Order as contemplated by the proviso clause of Section 2.5.

                 SECTION 2.3. Denominations. The Debentures of each series shall be registered Debentures without coupons, in such denominations as shall be specified as contemplated by Section 2.2. In the absence of any such provisions with respect to the Debentures of any series, the Debentures of such series shall be issuable in denominations of $1,000 or of any integral multiple of $1,000.

                SECTION 2.4.      Execution of Debentures;
            Authentication. The Debentures shall be executed on behalf of the Company by its President or one of its Vice Chairmen or Vice Presidents, whose signatures may be manual or facsimile, and its corporate seal shall be thereunto affixed (or a facsimile thereof shall be engraved, printed, or otherwise reproduced thereon) and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries. In case any officer of the Company who shall have signed any of the Debentures shall cease to be such officer before the Debentures so signed and attested shall actually have been authenticated and delivered by the Trustee or the Authenticating Agent or disposed of by the Company, such Debentures nevertheless may be authenticated, issued and delivered or disposed of with the same force and effect as though the person or persons who signed or attested such Debentures had not ceased to be such officer of the Company; and any such Debenture may be signed and attested on behalf of the Company by such persons, as at the actual date of the execution of such Debenture, shall be the proper officers of the Company, although at the date of such Debenture or the date of execution of this Indenture any such person was not such officer.

                 No Debenture of any series shall be entitled to the
            benefits hereof or shall be or become valid or obligatory for any purpose unless there shall appear on the Debenture a certificate of authentication, substantially in the form hereinbefore recited, manually executed by the Trustee for such series or an Authenticating Agent; and such certificate on any Debenture issued by the Company shall be conclusive evidence that it has been duly authenticated and delivered hereunder.

                 Notwithstanding the foregoing, if any Debenture shall
            have been duly authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Debenture to the Trustee for cancellation as provided in Section 2.11 together with a written statement (which need not be accompanied by an Opinion of Counsel) stating that such Debenture has not been issued and sold by the Company, for all purposes of this Indenture such Debenture shall be deemed not to have been authenticated and delivered hereunder and shall not be entitled to the benefits of this Indenture.

                 If the form or forms or terms of the Debentures of any
            series have been established in or pursuant to one or more resolutions of the Board of Directors or indentures supplemental hereto as permitted by Sections 2.1 and 2.2, in authenticating such Debentures, and accepting the additional responsibilities under this Indenture in relation to such Debentures, the Trustee and the Authenticating Agent shall be entitled to receive, and (subject to Section 11.2) shall be fully protected in relying upon, a copy of such resolution or resolutions delivered to the Trustee and the Authenticating Agent and certified by the

            Secretary or Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and an
           Opinion of Counsel stating:

                       (1) if the form or forms of such Debentures have been established by or pursuant to a resolution of the Board of Directors or indenture supplemental hereto, that such form or forms have been established in conformity with the provisions of this Indenture;

                       (2) if the terms of such Debentures have been established by or pursuant to a resolution of the Board of Directors or indenture supplemental hereto, that such terms have been established in conformity with the provisions of this Indenture; and

                       (3) that such Debentures, when authenticated and delivered by the Trustee or an Authenticating Agent and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles (or such other similar matters as in the opinion of such counsel shall not materially adversely affect such enforceability).

            provided, however, that, with respect to Debentures of a series which are not to be issued at one time, the Trustee and the Authenticating Agent shall be entitled to receive such Opinion of Counsel only once at or prior to the time of the first authentication of Debentures of such series and that the opinions described in clauses (2) and (3) above may state, respectively:

                       (a) that, when the terms of such Debentures shall have been established pursuant to a Company Order or pursuant to such procedures as may be specified from time to time by a Company Order, all as contemplated by and in accordance with a resolution of the Board of Directors or an Officers' Certificate pursuant to a resolution of the Board of Directors or indenture supplemental hereto, as the case may be, such terms will have been established in conformity with the provisions of this Indenture; and

                       (b) that such Debentures, when (i) executed by the Company, (ii) completed, authenticated and delivered by the Trustee or the Authenticating Agent in accordance with this Indenture, (iii) issued and delivered by the Company, and (iv) paid for, all as contemplated by and in accordance with the aforesaid Company Order or specified procedures, as the case may be, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equitable principles (or such other similar matters as in the opinion of such counsel shall not materially adversely affect such enforceability).

                 Notwithstanding the provisions of Sections 2.1, 2.2,
            14.8 and this Section, if all the Debentures of a series are not to be originally issued at one time, the resolution of the Board of Directors or indenture supplemental hereto, the certified copy of the record of action taken pursuant to such resolution or supplemental indenture, the Officers' Certificate, the Company Order and any other documents otherwise required pursuant to such Sections need not be delivered at or prior to the time of authentication of each Debenture of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Debenture of such series to be issued; provided, however, that any subsequent request by the Company to the Trustee or the Authenticating Agent to authenticate Debentures of such series shall constitute a representation and warranty by the Company that, as of the date of such request, the statements made in the Officers' Certificate delivered pursuant to Section 14.8 at or prior to authentication of the first such Debenture shall be true and correct on the date thereof as if made on and as of the date hereof.

                 The Trustee or the Authenticating Agent shall not be
            required to authenticate such Debentures if the issue of such Debentures pursuant to this Indenture will adversely affect the Trustee's or the Authenticating Agent's own rights, duties or immunities under the Debentures and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee or the Authenticating Agent.

                 With respect to Debentures of a series which are not
            all issued at one time, the Trustee and the Authenticating Agent may conclusively rely, as to the authorization by the Company of any such Debentures, the form and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel, Officers' Certificate and other documents delivered pursuant to Sections 2.1, 2.2, 14.8 and this Section, as applicable, at or prior to the time of the first authentication of Debentures of such series unless and until such opinion, certificate or other documents have been superseded or revoked in a writing delivered to the Trustee. In connection with the authentication and delivery of Debentures of a series which are not all issued at one time, the Trustee and the Authenticating Agent shall be entitled to assume that the Company's instructions to authenticate and deliver such Debentures do not violate any rules, regulations or orders of any governmental agency or commission having jurisdiction over the Company.

                 SECTION 2.5. Issue of Debentures. The Trustee and the Authenticating Agent, forthwith upon the execution and delivery of this Indenture and from time to time thereafter, upon the execution and delivery to it of Debentures of any series by the Company as herein provided, and without further action on the part of the Company, shall authenticate such Debentures up to a maximum amount, if any, designated for such series pursuant to Section 2.2 and deliver them to or upon the receipt of a Company Order; provided, however, that if not all the Debentures of a series are to be issued at one time and if the resolution of the Board of Directors or indenture supplemental hereto establishing such series as contemplated by Sections 2.1 and
            2.2 shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Debentures and for determining the form or forms or terms of particular Debentures of such series including, but not limited to, interest rate, if any, maturity date, date of issuance and date from which interest, if any, shall accrue.

                 SECTION 2.6. Transfer of Debentures. The transfer of any Debenture of any series may be registered by the registered owner thereof, in person or by his attorney duly authorized in writing, at the office or agency of the Company to be maintained by it as provided in Section 4.2, by delivering such Debenture for cancellation, accompanied by delivery of a duly executed instrument of transfer, in a form approved by the Company and satisfactory to the Trustee, and thereupon the Company shall execute in the name of the transferee or transferees, and the Trustee or the Authenticating Agent shall authenticate and deliver, a new Debenture or Debentures of the same series and of like form for the same aggregate principal amount.

                 SECTION 2.7. Persons deemed owners of Debentures. Prior to due presentation of any Debenture for registration of transfer, the person in whose name a Debenture of any series shall be registered, on books kept for such purpose in accordance with Section 4.2, shall be deemed the absolute owner thereof for all purposes of this Indenture, whether or not such Debenture is overdue, and neither the Company, the Trustee nor any Paying Agent or conversion agent nor any Debenture registrar shall be affected by notice to the contrary. Subject to the provisions of Section 2.12, payment of or on account of the principal, premium, if any, and interest shall be made only to or upon the order in writing of such registered owner thereof, but such registration may be changed as above provided. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Debenture to the extent of the sum or sums so paid.

                 SECTION 2.8. Provisions for Debentures in temporary form. Until Debentures of any series in definitive form are ready for delivery, the Company may execute and, upon its request in writing, the Trustee or the Authenticating Agent shall authenticate and deliver, in lieu thereof and subject to the same conditions, one or more printed or lithographed Debentures in temporary form, substantially of the tenor of Debentures of the same series, without a recital of specific redemption prices and with such other appropriate omissions, variations and insertions, all as may be determined by the Board of Directors. Until exchanged for Debentures of the same series in definitive form such Debentures in temporary form shall be entitled to the benefits of this Indenture. The Company shall, without unreasonable delay after the issue of Debentures in temporary form, prepare, execute and deliver definitive Debentures of the same series to the Trustee, and upon the presentation and surrender of Debentures in temporary form, the Trustee or the Authenticating Agent shall authenticate and deliver, in exchange therefor, Debentures of the same series in definitive form for the same aggregate principal amount as the Debentures in temporary form surrendered. Such exchange shall be made by the Company at its own expense and without any charge therefor.

                 SECTION 2.9. Mutilated, destroyed, lost or stolen Debentures. Upon receipt by the Company, the Trustee and the Authenticating Agent of evidence satisfactory to them that any Debenture of any series has been mutilated, destroyed, lost or stolen, and upon receipt of indemnity (and in case of a destroyed, lost or stolen Debenture, proof of ownership) satisfactory to them, the Company shall, in the case of a mutilated Debenture, and may in the case of a lost, stolen or destroyed Debenture, execute, and thereupon the Trustee or the Authenticating Agent shall authenticate and deliver, a new Debenture of the same series of like tenor bearing a serial number not contemporaneously outstanding (bearing such notation, if any, as may be required by the rules of any stock exchange upon which the Debentures of the same series are listed or are to be listed), in exchange and substitution for, and upon surrender and cancellation of, the mutilated Debenture, or in lieu of and in substitution for the Debenture so destroyed, lost or stolen; or, if any mutilated, destroyed, lost or stolen Debenture of any series shall have matured or be about to mature, instead of issuing a new Debenture, the Company, upon written notice to the Trustee or the Authenticating Agent, may pay the same without surrender of the destroyed, lost or stolen Debenture. The Company may require payment of the expenses which may be incurred by the Company or any agent thereof and the charges and expenses of the Trustee and the Authenticating Agent in the premises. Any Debenture issued under the provisions of this Section
            2.9 in lieu of any Debenture alleged to have been destroyed, lost or stolen, shall constitute an additional contractual obligation of the Company, whether or not the Debenture alleged to have been destroyed, lost or stolen shall be found at any time, and shall be equally and proportionately entitled to the benefits of this Indenture with all other Debentures of the same series issued under this Indenture.

                 All Debentures shall be held and owned upon the express
            condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures, and shall preclude, to the extent lawful, any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

                 SECTION 2.10. Exchanges of Debentures. Debentures of any series may, upon surrender thereof as hereinafter provided in this Section 2.10, be exchanged for one or more Debentures of the same series of the same aggregate principal amount, in authorized denominations. The Debentures to be exchanged shall be surrendered at the office or agency of the Company to be maintained by it as provided in Section 4.2, accompanied by duly executed instruments of transfer in a form acceptable to the Company and the Trustee, and the Company shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver, in exchange therefor, the Debenture or Debentures of the same series, bearing numbers not contemporaneously outstanding, which the Debentureholder making the exchange shall be entitled to receive. Every exchange of Debentures of any series shall be effected in such manner as may be prescribed by the Company with the approval of the Trustee, and as may be necessary to comply with the regulations of any stock exchange upon which Debentures of such series are listed or are to be listed or to conform to usage in respect thereof.

                 Upon every exchange or registration of transfer of
            Debentures, no service charge shall be made but the Company may require the payment of any taxes or other governmental charges required to be paid with respect to such exchange or registration, as a condition precedent to the exercise of the privilege of such exchange or registration.

                 All Debentures executed, authenticated and delivered in
            exchange or upon registration of transfer shall be the valid obligations of the Company, evidencing the same debt as the Debentures surrendered, and shall be entitled to the benefits of this Indenture to the same extent as the Debentures in exchange for which they were authenticated and delivered.

                 The Company shall not be required to make exchanges or
            registrations of transfer under any provision of this
            Article II of: (a) the Debentures of any series for the period of 15 days next preceding the date of any designation of Debentures of such series to be redeemed, as provided in
            Article V, or (b) any Debenture or portion thereof called or to be called for redemption.

                 SECTION 2.11. Cancellation of Surrendered Debentures. All Debentures of any series surrendered for the purpose of payment, exchange, conversion or cancellation (including Debentures authenticated which the Company has not issued and sold) shall, if surrendered to the Company or any Paying Agent or conversion agent, be delivered to the Trustee and cancelled by it, or, if surrendered to the Trustee, shall be cancelled by it, and no Debentures shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture or as otherwise provided in the resolution of the Board of Directors or indenture supplemental hereto establishing such series as contemplated by Section 2.2. All Debentures of any series surrendered for the purpose of redemption or credit against any sinking fund shall similarly be delivered to the Trustee for cancellation, and no Debentures shall be issued in lieu thereof except Debentures of the same series in the case of redemption of a Debenture in part only. If the Company shall acquire any of the Debentures, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Debentures unless and until the same are delivered to the Trustee for cancellation. Unless otherwise directed in writing by the Company, the Trustee shall destroy all cancelled Debentures and furnish to the Company a certificate evidencing such destruction.

                 SECTION 2.12. Payment of interest; Defaulted interest. Except as provided in Section 13.4, interest (except defaulted interest) on the Debentures of any series which is payable on any interest payment date shall be paid to the persons who are Debentureholders of such series at the close of business on the record date specified for that purpose as contemplated by Section 2.2. At the option of the Company, payment of interest on any Debenture may be made by check mailed to the holder's registered address.

                 If the Company defaults in a payment of interest on the
            Debentures of any series, it shall pay the defaulted interest to the persons who are Debentureholders of such series at the close of business on a subsequent special record date. The Company shall fix the record date (which shall be not less than five Business days prior to the date of payment of such defaulted interest) and payment date. At least 15 days before the record date, the Company shall mail to each Debentureholder of such series a notice that states the record date, the payment date and the amount of defaulted interest to be paid. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Debenture of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee or any paying agent for such series an amount of money in immediately available funds by 10:00 a.m. New York time on the payment date equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to any Paying Agent for such series for such deposit prior to the date of the proposed payment. The Company may pay defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debenture may be listed, and upon notice as may be required by such exchange if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.

                 SECTION 2.13. Global Debentures; Depositary. For the purposes of this Section, the term "Agent Member" means a member of, or participant in, a Depositary; the term "Depositary" means, with respect to Debentures issuable or issued in whole or in part in the form of one or more Global Debentures, the entity designated as Depositary by the Company pursuant to Section 2.2, and, if at any time there is more than one such person, "Depositary" as used with respect to the Debentures shall mean the respective Depositary with respect to particular series of Debentures; and the term "Global Debenture" means a global certificate evidencing all or part of the series of Debentures as shall be specified herein, issued to the Depositary for the series or such portion of the series, and registered in the name of such Depositary or its nominee. The Global Debenture may provide that it shall represent the aggregate amount of Outstanding Debentures from time to time endorsed thereon which may from time to time be reduced to reflect exchanges. Any endorsement to reflect the amount, or any increase or decrease in the amount, of Outstanding Debentures shall be made by the Trustee.

                 Notwithstanding Section 2.10, except as otherwise
            specified as contemplated by Section 2.2., hereof, any Global Debenture shall be exchangeable only as provided in this paragraph. A Global Debenture shall be exchangeable pursuant to this Section 2.13 if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Debenture or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act, (ii) the Company in its sole discretion determines that all Global Debentures of any series then outstanding under the Indenture shall be exchangeable for definitive Debentures of such series in registered form or (iii) an Event of Default with respect to the Debentures of the series represented by such Global Debenture has occurred and is continuing. Any Global Debenture of such series exchangeable pursuant to the preceding sentence shall be exchangeable for definitive Debentures of such series in registered form, bearing interest (if any) at the same rate or pursuant to the same formula, having the same date of issuance, redemption, conversion (if any) and other provisions, and of differing denominations aggregating a like amount. Such definitive Debentures of such series shall be registered in the names of the owners of the beneficial interests in such Global Debentures of such series as such names are from time to time provided by the relevant participants in the Depositary holding such Global Debentures (as such participants are identified from time to time by such Depositary).

                 No Global Debenture may be transferred except as a
            whole by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee or a successor of the Depositary or a nominee of such successor. Except as provided above, owners solely of beneficial interests in a Global Debenture shall not be entitled to receive physical delivery of Debentures of such series in definitive form and will not be considered the Debentureholders thereof for any purpose under this Indenture.

                 Any Global Debenture that is exchangeable pursuant to
            the preceding paragraph shall be exchangeable for Debentures of such series in authorized denominations and registered in such names as the Depositary that is the Debentureholder of such Global Debentures of such series shall direct.

                 In the event that a Global Debenture is surrendered for
            redemption in part pursuant to Section 5.2 or 5.5, the Company shall execute, and the Trustee or the Authenticating Agent shall authenticate and delivery to the Depositary for such Global Debenture, without service charge, a new Global Debenture in a denomination and tenor equal to and in exchange for the unredeemed portion of the principal for the Global Debenture so surrendered.

                 The Agent Members shall have no rights under this
            Indenture with respect to any Global Debenture held on their behalf by a Depositary, and such Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Debenture for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of a Debenture of any series, including without limitation the granting of proxies or other authorization of participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Debentureholder is entitled to give or take under the Indenture.

                 The Trustee shall not be required to authenticate
            Global Debentures until it has received documentation satisfactory to it.

                              ARTICLE III

                      SUBORDINATION OF DEBENTURES

                 SECTION 3.1. Debentures subordinated to Senior Indebtedness. The Company covenants and agrees, and each holder of Debentures by his acceptance thereof, whether upon original issue or upon registration of transfer or assignment, likewise covenants and agrees, that the payment of the principal of, premium, if any, and interest on each and all of the Debentures is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness.

                 SECTION 3.2. Payment over of proceeds of Debentures on dissolution, etc. Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency or receivership, or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise,

                       (a)   all principal of, premium, if any, and
                 interest then due upon all Senior Indebtedness shall first be paid in full, or payment thereof provided for in money or money's worth, before the holders of the Debentures or the Trustee on their behalf shall be entitled to receive any assets (other than shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, junior to, or the payment of which is subordinated at least to the extent provided in this
                 Article III to the payment of all Senior Indebtedness which may at the time be outstanding or to any securities issued in respect thereof under any such plan of reorganization or readjustment) in respect of the Debentures (for principal, premium, if any, or interest) or of this Indenture;

                       (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization of readjustment, junior to, or the payment of which is subordinated at least to the extent provided in this Article III to the payment of, all Senior Indebtedness which may at the time be outstanding or to any securities issued in respect thereof under any such plan of reorganization or readjustment), to which the holders of the Debentures or the Trustee on their behalf would be entitled, except for the provisions of this Article III, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the holders of Senior Indebtedness or their representatives to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness; and

                       (c)   in the event that, notwithstanding the
                 foregoing, the Trustee or the holder of any Debenture shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, junior to, or the payment of which is subordinated at least to the extent provided in this
                 Article III to the payment of, all Senior Indebtedness which may at the time be outstanding or to any securities issued in respect thereof under any such plan of reorganization or readjustment), before all Senior Indebtedness is paid in full and if such fact shall have been made known to the Trustee or such Debentureholder, then and in such event such payment or distribution of assets of the Company shall be paid over or delivered forthwith to the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

                 The consolidation or merger of the Company with or into
            another corporation, or any consolidation or merger of any other corporation with or into the Company, or the liquidation or dissolution of the Company following the sale, transfer or lease of substantially all of the property and assets of the Company to another corporation shall not be deemed a dissolution, winding-up or total or partial liquidation or reorganization of the Company or an assignment or other marshalling of the assets and liabilities of the Company for purposes of this Section 3.2 so long as such other corporation shall, as a part of any such consolidation, merger, sale, conveyance or lease comply with the conditions stated in Article X.

                 Subject to the payment in full, in money or money's
            worth, of all Senior Indebtedness, the rights of the holders of the Debentures shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to Senior Indebtedness until the Debentures shall be paid in full, and no such payments or distributions to the Debentureholders of cash, properties or securities otherwise distributable to holders of Senior Indebtedness shall, as between the Company, its creditors, other than the holders of Senior Indebtedness, and the holders of the Debentures, be deemed to be a payment by the Company to or on account of the Debentures, it being understood that the provisions of this Article III are and are intended solely for the purpose of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of Senior Indebtedness, on the other hand. Nothing contained in this Article III or elsewhere in this Indenture or in the Debentures is intended to or shall alter or impair, as between the Company and the holders of Debentures, the obligation of the Company, which is unconditional and absolute, to pay to the holders of the Debentures the principal of, premium, if any, and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect (except to the extent specifically provided by this paragraph) the relative rights of the holders of the Debentures and creditors of the Company, other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon an Event of Default under this Indenture, subject to the rights, if any, under this Article III, of the holders of Senior Indebtedness in respect of assets of the Company of any kind or character, whether cash, property or securities, received upon the exercise of any such remedy.

                 The Company shall give prompt written notice to a
            Responsible Officer of the Trustee of any dissolution, winding up, liquidation, or reorganization of the Company within the meaning of this Section 3.2. The Trustee shall be entitled to assume that no such event has occurred unless the Company has given such written notice. Upon any payment or distribution of assets of the Company referred to in this
            Article III, the Trustee and the holders of the Debentures shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, and upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making any such payment or distribution, delivered to the Trustee or to the holders of the Debentures, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article III.

                 In the event that the Trustee determines, in good
            faith, that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this
            Section 3.2, the Trustee may request such person or representative thereof to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution, and other facts pertinent to the rights of such person under this Section 3.2. If such evidence is not furnished, the Trustee may defer any payment to such person or such representative pending judicial determination as to the right of such person to receive such payment.

                 No payment on account of the principal of, premium, if
            any, or interest on the Debentures shall be made, if, at the time of such payment or immediately after giving effect thereto, there shall exist a default in the payment of the principal of, premium, if any, or interest on any Senior Indebtedness (whether at expressed maturity, acceleration thereof or otherwise), unless and until such default shall have been cured or waived or shall have ceased to exist; provided, however, that, notwithstanding the foregoing, the following shall be permitted: payments made in Capital Stock or in warrants, rights or options to purchase or acquire Capital Stock, payments made on account of any sinking fund and made in Debentures owned by the Company or any subsidiary prior to the time such default shall have occurred and payments made through the exchange of other debt obligations of the Company for such Debentures in accordance with the terms of such Debentures, provided that such debt obligations are subordinated to Senior Indebtedness at least to the extent that the Debentures for which they are exchanged are so subordinated pursuant to this Article III.

                 If any Event of Default described in Section 7.1 occurs
            (under the circumstances when the provisions of the first paragraph of this Section 3.2 shall not be applicable) and as a result the Debentures then Outstanding of any series are declared due and payable, and such declaration has not been rescinded or annulled, all principal and premium, if any, of all Senior Indebtedness then due, or thereafter declared to be due, pursuant to the terms of said Senior Indebtedness, within 90 days from notice of said Event of Default given by the Company to holders of Senior Indebtedness, and all interest then due upon Senior Indebtedness, shall first be paid in full before any payment is made on account of the principal, premium, if any, or interest on any Debenture.

                 Nothing in this Section 3.2 shall apply to claims of,
            or payments to, the Trustee pursuant to Section 11.2.

                 SECTION 3.3. Debentures may be paid prior to dissolution, etc. Nothing contained in this Article III or elsewhere in this Indenture, or in any of the Debentures, shall prevent (a) the Company, at any time except under the conditions described in Section 3.2 hereof or during the pendency of any dissolution or winding up or total or partial liquidation or reorganization proceedings therein referred to, from making payments at any time of principal of, premium, if any, or interest on the Debentures or from depositing with the Trustee or any Paying Agent moneys for such payments, (b) the application by the Trustee or any Paying Agent of any moneys deposited with it under this Indenture to the payment of or on account of the principal of, premium, if any, or interest on the Debentures to the Debentureholders entitled thereto, provided that such payment was not, to the actual knowledge of the Trustee or any Paying Agent, prohibited by the provisions of Section
            3.2 on the date such moneys were so deposited, or (c) the retention by the holders of Debentures of moneys so applied and paid to them on account of the principal of, premium, if any, or interest on the Debentures, whether or not at the time of application described in clause (b) or payment described in this clause (c), payment of the principal of, premium, if any, or interest on the Debentures would then be precluded pursuant to Section 3.2.

                 Notwithstanding the provisions of Section 3.1 or any
            other provision of this Indenture, the Trustee and any Paying Agent shall not be charged with knowledge of the existence of any Senior Indebtedness, or of the occurrence of any default with respect to Senior Indebtedness of the character described in Section 3.2, or of any other facts which would prohibit the making of any payment of moneys to or by the Trustee or such payment agent, unless and until a Responsible Officer of the Trustee and the Paying Agent shall have received written notice thereof at its principal office from the Company or from a person the Trustee and the Paying Agent reasonably believes to be a holder of such Senior Indebtedness stating that facts exist prohibiting the making of such payment or specifying such facts, and, prior to the receipt of any such written notice by a Responsible Officer of the Trustee, the Trustee or the Paying Agent shall be entitled in all respects to assume that no such facts exist; provided, that, if two Business days prior to the date upon which by the terms hereof any such moneys may become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Debenture) the Trustee or such Paying Agent shall not have received with respect to such moneys the notice provided for in this Section 3.3, then, anything herein contained to the contrary notwithstanding, the Trustee and such Paying Agent shall have full power and authority to receive such moneys and are directed to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it after such date.

                 SECTION 3.4. Rights of holders of Senior Indebtedness not to be impaired, etc. No right of any present or future holder of any Senior Indebtedness of the Company to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                 The provisions of this Article III are intended to be
            for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness. Neither the Trustee nor any Paying Agent shall be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holder if any of them shall mistakenly pay over or distribute to the holders of the Debentures, the Company or any other person, money or assets to which the holders of Senior Indebtedness shall be entitled by virtue of this Article III or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform and observe only such covenants and obligations as are specifically set forth in this Article III and no implied covenants and obligations with respect to such holders of Senior Indebtedness should be read into this Indenture against the Trustee.

                 SECTION 3.5. Authorization to Trustee to take action to effectuate subordination. Each holder of a Debenture of any series by his acceptance thereof authorizes the Trustee and the Paying Agent on his behalf to take such action as may be necessary or appropriate to effectuate as between the Debentureholders of such series and the holders of Senior Debentures the subordination provided in this
            Article III and appoints the Trustee his attorney-in-fact for any and all such purposes.

                 SECTION 3.6. Trustee's rights as holder of Senior Indebtedness. The Trustee shall be entitled to all the rights set forth in this Article III with respect to any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in Section 11.9 or elsewhere in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

                 SECTION 3.7. Trustee's disclaimer. The Trustee makes no representations as to the validity or adequacy of this Indenture or the Debentures, it shall not be accountable for the Company's use of proceeds from the Debentures, and it shall not be responsible for any statement in any Debentures other than its authentication.

                 SECTION 3.8. Application by Trustee of monies or U.S. Government Obligations deposited with it. Money or U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Section 6.1 shall be for the sole benefit of Debentureholders and, to the extent allocated for the payment of Debentures, shall not be subject to the subordination provisions of this Article III, if the same are deposited in trust prior to the happening of any event specified in Section 3.2. Otherwise, any deposit of moneys or U.S. Government Obligations by the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of the principal of, premium, if any, or interest on any Debentures shall be subject to the provisions of Sections
            3.1 and 3.2 except that, if prior to the date on which by the terms of this Indenture any such monies may become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Debenture) the Trustee shall not have received with respect to such moneys the notice provided for in Section 3.3, then the Trustee or the Paying Agent shall have full power and authority to receive such moneys and U.S. Government Obligations and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date. This Section 3.8 shall be construed solely for the benefit of the Trustee and Paying Agent and, as to the first sentence hereof, the Debentureholders, and shall not otherwise affect the rights of holders of Senior Indebtedness.

                 SECTION 3.9. Trustee Compensation not prejudiced. Nothing in this Article III shall apply to claims of or payment to the Trustee pursuant to Section 11.2.

                               ARTICLE IV

                        COVENANTS OF THE COMPANY

                 The Company covenants and agrees as follows:

                 SECTION 4.1 Payment of Principal and interest. The Company will for the benefit of each series of Debentures duly and punctually pay or cause to be paid the principal of, premium, if any, and interest on the Debentures of such series at the times and place and in the manner specified in this Indenture and in the Debentures of such series. At the option of the Company, interest on the Debentures shall be payable without presentation of such Debentures by a check to the registered holder.

                 SECTION 4.2 Maintenance of office or agency. So long as any of the Debentures of any series remain unpaid, the Company will at all times keep an office or agency in where Debentures of such series may be presented for registration of transfer and exchange as in this Indenture provided, where notices and demands with respect to the Debentures and this Indenture may be served and where the Debentures may be presented for payment or, for Debentures of each series that is convertible, for conversion. The principal office of the Trustee shall be the office or agency for all of the aforesaid purposes, unless the Company shall maintain some other office or agency with respect to the Debentures of any series for such purposes and shall give the Trustee written notice of the location thereof. In case the Company shall fail to maintain such office or agency, presentations may be made and notices and demands may be served at the principal office of the Trustee.

                 The Company shall keep, at said office or agency, a
            register or registers in which, subject to such reasonable regulations as it may prescribe, the Company shall register or cause to be registered Debentures of each series and shall register or cause to be registered the transfer or exchange of Debentures of each series as in Article II provided. Such register or registers shall be in written form in the English language or any other form capable of being converted into written form within a reasonable time. At all reasonable times, such register or registers shall be open for inspection by the Trustee.

                 SECTION 4.3 Corporate existence. So long as any of the Debentures remain unpaid, the Company will at all times (except as otherwise provided or permitted elsewhere in this Indenture) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

                 SECTION 4.4 Restrictions on mergers, sales and consolidations. So long as any of the Debentures remain unpaid, the Company will not consolidate or merge with or sell, convey or lease all or substantially all of its property to any other corporation except as permitted in
            Article X hereof.

                 SECTION 4.5 Further assurances. From time to time whenever requested by the Trustee, the Company will execute and deliver such further instruments and assurances and do such further acts as may be reasonably necessary or proper to carry out more effectually the purposes of this Indenture or to secure the rights and remedies hereunder of the holders of the Debentures of any series.

                 SECTION 4.6 File certain reports and information with the Trustee and the Securities and Exchange Commission - transmit to Debentureholders summaries of certain documents filed with the Trustee - furnish list of Debentureholders to the Trustee. The Company will:

                       (a) file with the Trustee, within 15 days after the Company files the same with the Securities and Exchange Commission, copies of the annual reports and of the information, documents and other reports which the Company may be required to file with the Securities and Exchange Commission pursuant to Section 13 or
                 Section 15(d) of the Securities Exchange Act of 1934 (or copies of such portions thereof as may be prescribed by the Securities and Exchange Commission); or, if the Company is not required to file with the Securities and Exchange Commission information, documents or reports pursuant to either Section 13 or
                 Section 15(d) of the Securities Exchange Act of 1934, then the Company will file with the Trustee and will file with the Securities and

                 Exchange Commission, in accordance with rules and regulations prescribed by the Securities and Exchange Commission, such of the supplementary and periodic information, documents and reports required pursuant to
                 Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations;

                       (b) file with the Trustee and the Securities and Exchange Commission, in accordance with the rules and regulations prescribed from time to time by the Securities and Exchange Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required by such rules and regulations;

                       (c) transmit to the Debentureholders, in the manner and to the extent provided in subdivision (c) of
                 Section 11.10, such summaries of any information, documents and reports required to be filed with the Trustee pursuant to the provisions of subdivisions (a) and (b) of this Section 4.6 as may be required by the rules and regulations of the Securities and Exchange Commission; and

                       (d)  furnish or cause to be furnished to the
                 Trustee, not more than 15 days after each record date (but in no event less frequently than every six months) for the payment of interest with respect to Debentures of any series, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list in such form as the Trustee may reasonably require containing all information in the possession or control of the Company or of any paying agent, other than the Trustee, as to the names and addresses of the holders of Debentures of such series obtained since the date as of which the next previous list, if any, was furnished; provided, that so long as the Trustee is Debenture registrar for such series, no such list need be furnished. Any such list may be dated as of a date not more than 15 days prior to the time such information is furnished or caused to be furnished, and need not include information received after such date (excluding from any such list names and addresses received by the Trustee in its capacity as Debenture registrar).

                 SECTION 4.7 File statement by officers annually with the Trustee. Within 120 days after the close of the fiscal
            year ending                        and within 120 days after
            the close of each fiscal year thereafter, the Company will file with the Trustee a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture. For purposes of this paragraph, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

                 At the time such Officers' Certificate is filed, the
            Company will also file with the Trustee a letter or statement of the independent accountants who shall have certified the financial statements of the Company for its preceding fiscal year in connection with the annual report of the Company to its shareholders for such year to the effect that, in making the examination necessary for certification of such financial statements, they have obtained no knowledge of any default by the Company in the performance or fulfillment of any covenant, agreement or condition contained in this Indenture, which default remains uncured at the date of such letter or statement, or, if they shall have obtained knowledge of any such uncured default, specifying in such letter or statement such default or defaults and the nature and status thereof, it being understood that such accountants shall not be liable directly or indirectly for failure to obtain knowledge of any such default or defaults, and that nothing contained in this Section 4.7 shall be construed to require such accountants to make any investigation beyond the scope required in connection with such examination.

                 SECTION 4.8 Duties of Paying Agent. The Company will cause each Paying Agent for the Debentures of any series other than the Trustee to execute and deliver to the Trustee an instrument in which such agent shall agree with the
            Trustee:

                       (a) that it will hold all sums held by it as such agent for the payment of the principal of, premium, if any, or interest on the Debentures of such series (whether such sums have been paid to it by the Company or by any other obligor on the Debentures of such series) in trust for the benefit of the holders of the Debentures of such series;

                       (b) that it will give the Trustee written notice of any failure by the Company (or by any other obligor on the Debentures of such series) to make any payment of the principal of, premium, if any, or interest on the Debentures of such series when the same shall be due and payable; and

                       (c)  that it will, at any time during the
                 continuance of any Event of Default with respect to such series, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

            If the Company acts as its own paying Agent for the Debentures of any series, it will, on or before each due date of the principal of, premium, if any, or interest on the Debentures of such series, set aside and segregate and hold in trust for the benefit of the holders of the Debentures of such series a sum sufficient to pay such principal, premium, if any, or interest and will notify the Trustee of such action or any failure to take such action.

                 Whenever the Company shall have one or more Paying
            Agents for any series of Debentures, it will, on or before each due date of the principal of, premium, if any, or interest on any Debentures of such series, deposit with the Paying Agent or Agents for the Debentures of such series a sum, by 10:00 a.m. New York time in immediately available funds on the payment date, sufficient to pay the principal, premium, if any, or interest so becoming due with respect to the Debentures of such series, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure so to act.

                 The Company may at any time, for the purpose of
            obtaining the satisfaction and discharge of this Indenture with respect to the Debentures of one or more series or for any other purpose, pay, or by Company order direct any Paying Agent for such series to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such payment.

                 Anything in this Section 4.8 to the contrary
            notwithstanding, the agreement to hold sums in trust as provided in this Section 4.8 shall be subject to the provisions of Section 6.3.

                               ARTICLE V

                 REDEMPTION OF DEBENTURES; SINKING FUND

                 SECTION 5.1 Applicability of Article. Debentures of any series which are redeemable before their stated maturity at the election of the Company or through the operation of any sinking fund for the retirement of Debentures of such series shall be redeemable in accordance with their terms established pursuant to Section 2.2 and (except as otherwise established pursuant to Section 2.2 for Debentures of such series) in accordance with this Article.

                 SECTION 5.2 Notice of redemption to be given to Trustee - deposit of cash (or other form of payment) with Trustee - selection by Trustee of Debentures to be redeemed. Not less than 30 days (or such lesser number of days as the Trustee shall approve) nor more than 60 days (or such greater number of days as the Trustee shall approve) prior to the date fixed by the Company for the redemption at the option of the Company of any Debentures of any series which are subject to redemption or portions thereof, the Company shall give written notice, by delivering a Company Order to the Trustee, stating the aggregate principal amount of Debentures of such series which the Company elects to redeem and the date and place fixed for redemption, that the Company, in the case of any redemption of Debentures subject to any restrictions on such redemption provided in the terms of Debentures of such series established pursuant to Section
            2.2 or elsewhere in this Indenture, is in compliance with such restrictions. On or before 10:00 a.m. New York time of the date fixed for redemption, the Company shall deposit with the Trustee or the Paying Agent money in immediately available funds on such redemption date (or other form of payment if permitted by the terms of such Debentures) an amount sufficient to redeem on the date fixed for redemption all the Debentures of such series or portions thereof to be redeemed, other than any Debentures of such series called for redemption on such date which have been converted prior to the date of such deposit, at the appropriate redemption price, together with any accrued interest to the date fixed for redemption. If less than all the Debentures then Outstanding of such series are to be redeemed, the Trustee shall select, substantially pro rata or by lot, in such manner as it shall deem appropriate and fair, in its sole discretion, the numbers of the Debentures to be redeemed as a whole or in part, and shall thereafter promptly notify the Company in writing of the numbers of the Debentures to be redeemed; provided, however, that Debentures of such series registered in the name of the Company shall be excluded from any such selection for redemption until all Debentures of such series not so registered shall have been previously selected for redemption. For the purpose of such selection in case of redemption of less than all of the Debentures of any series, the Trustee and the Company shall have the option to treat as Outstanding Debentures any Debentures of such series which are surrendered for conversion after the fifteenth day immediately preceding the mailing of the notice of such redemption, and need not treat as Outstanding Debentures any Debentures authenticated and delivered during such period in exchange for the unconverted portion of any Debentures converted in part during such period. In case any Debenture shall be redeemed in part only, the notice of redemption shall specify the principal amount thereof to be redeemed and shall state that, upon surrender thereof for redemption, a new Debenture or new Debentures of the same series of an aggregate principal amount equal to the unredeemed portion of such Debenture will be issued in lieu thereof; and in such case the Company shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver such new Debenture or Debentures of such series to or upon the written order of the Debentureholder, at the expense of the Company. Provisions of this Indenture that apply to Debentures called for redemption also apply to portions of Debentures called for redemption.

                 Upon or after the receipt of such notice, the Trustee,
            in the name of the Company and as its agent, shall mail by first-class mail, postage prepaid, to each registered holder of a Debenture to be redeemed in whole or in part at his last address appearing on the registration books of the Company, a notice of redemption. Such notice of redemption shall identify the Debentures to be so redeemed in whole or in part and whether such Debentures are to be redeemed in whole or in part and shall state: (i) the date fixed for redemption; (ii) the redemption price at which Debentures are to be redeemed and method of payment, if other than in cash; (iii) if applicable, the current conversion price or rate; (iv) if applicable, that the right of the Debentureholder to convert Debentures called for redemption shall terminate at the close of business on the date fixed for redemption (or such other day as may be specified as contemplated by Section 2.2 for Debentures of any series); (v) if applicable, that Debentureholders who want to convert Debentures called for redemption must satisfy the requirements for conversion contained in such Debentures; (vi) that, subject to Section 13.4, interest, if any, accrued to the date fixed for redemption will be paid as specified in said notice and that on and after said date interest thereon shall cease to accrue; (vii) the provision of the Debenture or this Indenture under which the redemption is being made; and
            (viii) that the Company so elects to redeem such Debentures or portions thereof at the place or places specified in such notice. Such notice shall be mailed not later than the tenth, and not earlier than the sixtieth, day before the date fixed for redemption. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice; and failure duly to give such notice by mail, or any defect in such notice, to the holder of any Debenture designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debenture.

                 The Company shall pay to the Trustee the cost of
            mailing notices of redemption and any other necessary expenses incurred by the Trustee in connection therewith.

                 SECTION 5.3. Debentures called for redemption to become due - rights of holders of redeemed Debentures - return of funds on conversion. The notice of election to redeem having been mailed as hereinbefore provided, the Debentures or portions thereof called for redemption shall become due and payable on the redemption date at the applicable redemption price, together with interest accrued to the date fixed for redemption, at the place or places specified in such notice, and if cash (or other form of payment if permitted by the terms of such Debentures) in the amount necessary to redeem such Debentures or portions thereof has been deposited with the Trustee, interest on such Debentures or portions thereof shall cease to accrue from and after the date fixed for redemption (unless the Company shall default in the payment of the redemption price, plus accrued interest, if any) and the right to convert such Debentures or portions thereof, if the terms of such Debentures provide for conversion pursuant to Section 2.2, shall terminate at the close of business on the date fixed for redemption or such other day as may be specified as contemplated by Section 2.2 for Debentures of such series. The respective registered holders of Debentures or portions thereof so called for redemption shall be entitled to receive payment of the applicable redemption price, together with interest accrued to the date fixed for redemption on or after the date fixed for redemption (unless the Company shall default in the payment of the redemption price, plus accrued interest, if any), upon presentation and surrender at the place or places of payment specified in such notice. Notwithstanding the foregoing, subject to Section 13.4, if the record date for payment or interest is on or prior to the redemption date, such interest shall be payable to the persons who are holders of such Debentures on such record date according to the terms of such Debentures and Section 2.12.

                 If any Debenture called for redemption pursuant to
            Section 5.1 is converted pursuant to Article XIII, any monies deposited with the Trustee for the purpose of paying or redeeming any such Debenture shall be promptly paid to the Company.

                 SECTION 5.4 Credits against sinking fund. Against any one or more sinking fund payments to be made pursuant to the terms of the Debentures of any series providing for a sinking fund, the Company may elect, by delivery of an Officers' Certificate to the Trustee, at least 45 days prior to the sinking fund payment date (or such shorter period as may be acceptable to the Trustee or is otherwise specified as contemplated by Section 2.2 for Debentures of any series), to take credit for any Debentures of such series or portions thereof acquired or redeemed by the Company, pursuant to the terms of such Debentures or through the application of permitted optional sinking fund payments pursuant to the terms of such Debentures, which have not previously been used by the Company for the purposes permitted in this Section 5.4 and for any Debentures which have been converted pursuant to the terms of such Debentures. Such Debentures shall be received and credited for such purpose by the Trustee at the redemption price specified in such Debentures for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. Upon any such election the Company shall receive credit against such sinking fund payments required to be made in the order in which they are to be made. Any Debenture for which credit is elected to be taken which shall not theretofore have been delivered to the Trustee for cancellation shall at the time of such election be delivered to the Trustee for cancellation by the Trustee.

                 SECTION 5.5 Redemption through sinking fund. Each sinking fund payment made under the terms of the Debentures of any series established pursuant to Section 2.2 shall be applied to the redemption of Debentures of such series on the date for redemption specified in the Debentures of such series next succeeding such sinking fund payment date; provided, however, if at any time the amount of cash to be paid into the sinking fund for such series on the next succeeding sinking fund payment date, together with any unused balance of any preceding sinking fund payment or payments for such series, shall not exceed in the aggregate $10,000, the Trustee, unless requested by the Company, shall not give notice of the redemption of Debentures of such series through the operation of the sinking fund on the succeeding date for redemption specified in the Debentures of such series. At least 45 days (or such lesser number of days as the Trustee shall approve) prior to the date on which a sinking fund payment with respect to the Debentures of any series is due, the Company shall give written notice to the Trustee of the principal amount of Debentures of such series registered in the name of the Company (which shall be excluded from such redemption) and the Trustee shall select, substantially pro rata or by lot, in such manner as it shall deem appropriate and fair, the principal amount of Debentures of such series to be redeemed in accordance with the terms of the Debentures of such series after allowance for any credit elected under Section
            5.4 and shall, in the name and at the expense of the Company and as its agent, give notice of such redemption, all in the manner provided for in Section 5.2, except that such notice shall state that the Debentures of such series are being redeemed for the sinking fund. The notice of redemption having been mailed as hereinbefore provided, the Debentures or portions thereof called for redemption shall become due and payable on the next succeeding date for redemption specified in the Debentures of such series at the sinking fund redemption price thereof, all in the manner and with the effect provided for in Section 5.3.

                 Any sinking fund payment not so required to be applied
            to the redemption of Debentures of any series on the date for redemption specified in the Debentures of such series next succeeding any sinking fund payment date may, at the direction of the Company as evidenced by a Company Order, be applied by the Trustee prior to the forty-fifth day preceding the next following sinking fund payment date for such series, in such manner and from time to time, in such amount as the Company may direct the Trustee in writing, so far as such moneys shall be adequate, to the purchase for the sinking fund of Debentures of such series or portions thereof, in the open market, from the Company or otherwise, at prices (exclusive of accrued interest and brokerage commissions) not in excess of the sinking fund redemption price for such series. The Company agrees to pay to the Trustee, upon request, accrued interest and brokerage commissions paid by the Trustee with respect to any Debentures of such series so purchased by the Trustee and such accrued interest and brokerage commissions shall not be charged against the sinking fund for such series.

                 Any unused balance of sinking fund moneys with respect
            to Debentures of any series remaining in the hands of the Trustee on the forty-fifth day preceding the sinking fund payment date for such series in any year shall be added to any sinking fund payment for such series to be made in cash in such year, and together with such payment, if any, shall be applied to the redemption or purchase of Debentures of such series in accordance with the provisions of this Section 5.5, provided that any sinking fund moneys so remaining in the hands of the Trustee after the date specified in the Debentures of such series and not utilized in the purchase of Debentures of such series as provided in this Section 5.5 shall be applied by the Trustee to the payment of Debentures at maturity.

                 SECTION 5.6 Debentures no longer Outstanding after notice to Trustee and deposit of cash. If the Company, having given notice to the Trustee as provided in Section
            5.1 or 5.2, shall have deposited with the Trustee or the Paying Agent, for the benefit of the holders of any Debentures of any series or portions thereof called for redemption in whole or in part cash or other form of payment if permitted by the terms of such Debentures (which amount shall be immediately due and payable to the holders of such Debentures or portions thereof) in the amount necessary so to redeem all such Debentures or portions thereof on the date fixed for redemption and provision satisfactory to the Trustee shall have been made for the giving of notice of such redemption, such Debentures, or portions thereof, shall thereupon, for all purposes of this Indenture, be deemed to be no longer Outstanding, and the holders thereof shall be entitled to no rights thereunder or hereunder, except the right to receive payment of the applicable redemption price, together with interest accrued to the date fixed for redemption, on or after the date fixed for redemption of such Debentures or portions thereof and the right to convert such Debentures or portions thereof, if the terms of such Debentures provide for convertibility pursuant to Section 2.2, at or prior to the close of business on the date fixed for redemption.

                 SECTION 5.7. Conversion arrangement on call for redemption. In connection with any redemption of Debentures, the Company may arrange for the purchase and conversion of any Debentures called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such Debentures by paying to the Trustee or the Paying Agent in trust for the Debentureholders, on or before 10:00 a.m., New York time, on the redemption date, an amount no less than the redemption price, together with interest, if any, accrued to the redemption date of such Debentures, in immediately available funds. Notwithstanding anything to the contrary contained in this Article V, the obligation of the Company to pay the redemption price of such Debentures, including all accrued interest, if any, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Debentures not duly surrendered for conversion by the holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in Article XIII) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the last day on which Debentures of such series called for redemption may be converted in accordance with this Indenture and the terms of such Debentures, subject to payment of the above amount aforesaid. The Trustee or the Paying Agent shall hold and pay to the Debentureholders whose Debentures are selected for redemption any such amount paid to it in the same manner as it would moneys deposited with it by the Company for the redemption of Debentures. Without the Trustee's and the Paying Agent's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Debentures shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Debentures between the Company and such purchasers, including the costs and expenses incurred by the Trustee and the Paying Agent in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

                               ARTICLE VI

                SATISFACTION AND DISCHARGE OF INDENTURE

                 SECTION 6.1 Satisfaction and discharge of Indenture with respect to Debentures of any series. If (a) the Company shall deliver to the Trustee for cancellation all Debentures of any series theretofore authenticated (other than any such Debentures which shall have been destroyed, lost or stolen and in lieu of or in substitution for which other such Debentures shall have been authenticated and delivered or Debentures for whose payment money (or other form of payment if permitted by the terms of such Debentures) has theretofore been held in trust and thereafter repaid to the Company, as provided in Section 6.3) and not theretofore cancelled, or (b) the Company shall irrevocably deposit (subject to Section 6.3) with the Trustee or Paying Agent as trust funds the entire amount in cash or U.S. Government Obligations sufficient to pay at maturity or upon redemption all of the Debentures of such series (other than any Debentures which shall have been destroyed, lost or stolen and in lieu of or in substitution for which other Debentures shall have been authenticated and delivered or Debentures for whose payment money (or other form of payment if permitted by the terms of such Debentures) has theretofore been held in trust and thereafter repaid to the Company, as provided in Section 6.3) not theretofore paid, surrendered or delivered to the Trustee for cancellation, including the principal, premium, if any, and interest due or to become due to such date of maturity or redemption date, as the case may be, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company and the Company shall deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that in the opinion of the signers all conditions precedent to the satisfaction and discharge of this Indenture with respect to the Debentures of such series have been complied with (and, in the event that such deposit shall be made more than one year prior to the maturity of the Debentures of such series, such Opinion of Counsel shall also state that such deposit will not result in an obligation of the Company, the Trustee or the trust fund created by such deposit to register as an investment company under the Investment Company Act of 1940, as amended) and a certificate (upon which the Trustee may rely) of a firm of independent public accountants of recognized national standing selected by the Board of Directors (who may be the regular accountants employed by the Company) stating that the cash, if any, and U.S. Government Obligations, if any, deposited as set forth above are sufficient to pay at maturity or upon redemption all of the Debentures of such series as set forth above, then, except with respect to the remaining rights of conversion of any Debentures the terms of which provide for conversion (which shall continue in full force and effect pursuant to the terms set forth in
            Article XIII to the extent provided for in such terms) or to rights of exchange or registration of transfer or of the Company's right of optional redemption of any Debentures of such series, this Indenture shall cease to be of further effect with respect to the Debentures of such series, and the Trustee, on demand of and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to the Debentures of such series. Notwithstanding the satisfaction and discharge of this Indenture with respect to the Debentures of such series, the obligations of the Company to the Trustee under Section 11.2 shall survive, and if moneys or U.S. Government Obligations shall have been irrevocably deposited with the Trustee or Paying Agent pursuant to clause (b) of this Section, the obligations of the Trustee under Section 6.2 and the first paragraph of
            Section 6.3 shall survive.

                 In order to have money available on a payment date to
            pay the principal of, premium, if any, or interest, if any, on the Debentures, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. Such U.S. Government Obligations shall not be callable at the issuer's option.

                 SECTION 6.2 Deposits for payment or redemption of Debentures to be held in trust. Subject to the provisions of Article III and the provisions hereinafter contained in this Article VI, any moneys or U.S. Government Obligations (or other form of payments if permitted by the terms of such Debenture) which at any time shall be deposited by the Company, or on its behalf with the Trustee or the Paying Agent, for the purpose of paying or redeeming any of the Debentures of any series shall be held in trust and applied by the Trustee to the payment to the holders of the particular Debentures for the payment or redemption of which such moneys (or other form of payments if permitted by the terms of such Debenture) have been deposited, of all sums due and to become due thereon for principal, premium, if any, and interest, upon presentation and surrender of such Debentures at the office or agency of the Company maintained as provided in this Indenture. Neither the Company nor the Trustee (except as provided in Section 11.2) nor any Paying Agent shall be required to pay interest on any moneys so deposited.

                 SECTION 6.3 Repayment of moneys. Any moneys or U.S. Government Obligations deposited with the Trustee or any Paying Agent remaining unclaimed by the holders of Debentures for two years after the date upon which the principal of or interest on such Debentures shall have become due and payable, shall (unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law) be repaid to the Company by the Trustee or Paying Agent and such holders shall (unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law) thereafter be entitled to look to the Company only for payment thereof; provided, however, that, before being required to make any such payment to the Company, the Trustee or Paying Agent may, at the expense and written direction of the Company, cause to be published once, in an Authorized Newspaper, a notice that such moneys remain unclaimed and that, after the date set forth in said notice, the balance of such moneys then unclaimed will be returned to the Company.

                 Upon the satisfaction and discharge of this Indenture,
            all moneys then held by any Paying Agent other than the Trustee hereunder shall, upon demand of the Company, be repaid to it and thereupon such paying agent shall be released from all further liability with respect to such moneys.

                 The Trustee or any Paying Agent shall deliver or pay to
            the Company from time to time upon a request in writing by the Company any moneys or U.S. Government Obligations (or the principal or interest on such U.S. Government Obligations) held by it as provided in Section 6.1 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such money or U.S. Government Obligations were deposited or received.


                              ARTICLE VII

                         REMEDIES UPON DEFAULT

                 SECTION 7.1. Events of Default defined-acceleration of maturity upon default-waiver of default after acceleration. The following events are hereby defined for all purposes of this

            Indenture (except where the term is otherwise defined for specific purposes) as Events of Default with respect to Debentures of a particular series, unless it is either inapplicable to a particular series or is specifically deleted or modified as contemplated by Section 2.2 for the Debentures of such series, in addition to any other events as may be defined as Events of Default pursuant to Section
            2.2 for the Debentures of such series:

                       (a) Failure of the Company to pay or provide for payment of the principal of or premium, if any, on any of the Debentures of such series, when and as the same shall become due and payable, whether at maturity thereof, by call for redemption, through any mandatory sinking fund, by redemption at the option of the holder of any Debenture pursuant to the terms of such Debenture, by declaration of acceleration or otherwise, whether or not such payment is prohibited by the provisions of Article III; or

                       (b) Failure of the Company to pay or provide for payment of any installment of interest on any of the Debentures of such series, when and as the same shall become due and payable, whether or not such payment is prohibited by the provisions of Article III, which failure shall have continued for a period of 30 days; or

                       (c) Failure of the Company to perform or observe any other of the covenants or agreements on the part of the Company in this Indenture or in the Debentures of such series (other than a covenant or agreement which has expressly been included in this Indenture solely for the benefit of Debentures of any series other than that series or is expressly made inapplicable to the Debentures of such series pursuant to by Section 2.2), which failure shall have continued for a period of 90 days after written notice by certified or registered mail given to the Company by the Trustee hereunder or to the Company and to the Trustee from the holders of not less than 25% of the aggregate principal amount of Debentures then Outstanding of such series under this Indenture specifying such Event of Default or failure and requesting that it be remedied and stating that such notice is a notice of an event which, if continued for 90 days after such written notice, will become an Event of Default; or

                       (d)  The institution by the Company of
                 proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking relief under any Bankruptcy Law or the consent by it to the institution of proceedings thereunder or the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due; or

                       (e) The entry of a decree or order by a court having jurisdiction for relief in respect of the Company, or adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any Bankruptcy Law or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 180 consecutive days; or

                       (f)  An event of default, as defined in any
                 indenture or instrument evidencing or under which the Company has at the date of this Indenture or shall hereafter have outstanding any Senior Indebtedness, shall have happened and shall be continuing and such indebtedness shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise become due and payable, and such acceleration shall not be contested in good faith by the Company, and such acceleration shall not be rescinded or annulled within 30 Business days after written notice thereof given by certified or registered mail to the Company from the Trustee or to the Company and the Trustee from the holders of not less than 25% in aggregate principal amount of the Debentures then Outstanding of such series hereunder specifying such event of default and requesting that it be remedied and stating that such notice is a notice of an Event of Default; provided, however, that if such event of default under such indenture or instrument shall be remedied or cured by the Company or be waived by the holders of such indebtedness in any manner authorized by such indenture or instrument or shall otherwise cease to exist, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Debentureholders.

                 If one or more Events of Default shall happen and be
            continuing with respect to Debentures then outstanding of any series, then, and in each and every such case, either the Trustee, by notice in writing to the Company, or the holders of not less than 25% in aggregate principal amount of the Debentures then Outstanding of such series, by notice in writing to the Company and to the Trustee, may declare the principal amount (or, if the Debentures of such series are Original Issue Discount

            Debentures, such portion of the principal amount as may be specified in the terms of the Debentures of such series) of all Debentures of such series and/or such other amount or amounts as the Debentures or supplemental indenture with respect to such series may provide, if not already due and payable, to be immediately due and payable; and upon any such declaration all Debentures of such series shall become and be immediately due and payable, anything in this Indenture or in any of the Debentures of such series contained to the contrary notwithstanding; provided, however, that payment of principal of (and/or such other specified amount), premium, if any, and interest on the Debentures of such series shall remain subordinated to the extent provided in Article III. This provision, however, is subject to the condition that if, at any time after the principal of (and/or such other specified amount on) the Debentures of such series shall so become due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Debentures of such series and the principal of (and/or such other specified amount) and premium, if any, on any and all Debentures of such series which shall have become due otherwise than by acceleration, with interest on such principal (and/or such other specified amount) and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest, at the rate specified in the Debentures of such series (or, if no such rate is specified, at the rate borne by the Debentures of such series), to the date of such payment or deposit, and the reasonable compensation and expenses of the Trustee, and any and all defaults under this Indenture with respect to the Debentures or such series, other than the nonpayment of principal of (and/or such other specified amount) or premium, if any, and accrued interest on Debentures of such series which shall have become due by acceleration, shall have been remedied, then and in every such case the Trustee shall, upon written request or consent of the holders of a majority in aggregate principal amount of the Debentures then Outstanding of such series delivered to the Company and to the Trustee, waive such default and its consequences and rescind or annul such declaration and its consequences, but no such waiver, rescission or annulment shall extend to or affect any subsequent default, or impair any right consequent thereon.

                 For all purposes under this Indenture, if the portion
            of the principal amount as may be specified in the terms of any Original Issue Discount Debentures shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, payment of such portion of the principal amount thereof, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Debentures.

                 SECTION 7.2 Covenant of Company to pay to Trustee whole amount due on default in payment of Principal or interest-Trustee may recover judgment for whole amount due-application of moneys received by the Trustee. In case the Company shall commit an Event of Default with respect to the Debentures of any series described in Section 7.1(a) or
            (b), then upon demand of the Trustee, the Company shall pay to the Trustee, for the benefit of the holders of the Debentures then Outstanding of such series, the whole amount which then shall have become due on all such Debentures of such series for principal, premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon overdue installments of interest, at the rate specified in the Debentures of such series (or, if no such rate is specified, at the rate borne by the Debentures of such series), and in addition thereto, such additional amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, liabilities, disbursements and advances of the Trustee, any predecessor Trustee, their agents and counsel. In case the Company shall pay the same in accordance with the provisions of this Section 7.2 and, prior to such payment neither the Trustee nor the holders of the Debentures then Outstanding of such series shall have taken any steps to begin enforcing their rights under this Indenture and so long as no additional Event of Default with respect to the Debentures of such series shall have occurred, from and after such payment, the Event of Default giving rise to the demand by the Trustee pursuant to this
            Section 7.2 shall be deemed to be no longer continuing and shall be deemed to have thereupon been remedied, cured or waived without further action upon the part of either the Trustee or any of the Debentureholders. In case the Company shall fail to pay the same forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute any judicial proceedings at law or in equity for the collection of the sums so due and unpaid and may prosecute such proceedings to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Debentures of such series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Debentures of such series, wherever situated. The right of the Trustee to recover such judgment shall not be affected by the exercise of any other right, power or remedy for the enforcement of the provisions of this Indenture.

                 In case of the pendency of any receivership,
            insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Debentures or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of any Debentures shall then be due and payable as therein expressed or by declaration of acceleration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Debentures of any series for which it serves as Trustee and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, any predecessor Trustee, their agents and counsel) and of the Debentureholders of such series allowed in such judicial proceeding, and to receive payment of or on account of such claims and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any judicial proceeding is hereby irrevocably authorized and instructed by each of the Debentureholders of such series to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Debentureholders of such series, to pay to the Trustee any amount due it or any predecessor Trustee, for compensation and expenses, including counsel fees incurred up to the date of such distribution. Nothing contained in this Indenture shall be deemed to give to the Trustee any right to accept or consent to any plan or reorganization, arrangement, adjustment or composition affecting the Debentureholders or the rights of any Debentureholder, or to authorize the Trustee to vote in respect of the claim of any Debentureholder in any such proceeding.

                 Subject to the provisions of Article III, any moneys or
            property received by the Trustee under this Section 7.2 shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such moneys or property on account or principal, premium, if any, or interest, upon presentation of the several Debentures of the series in respect of which such moneys were received, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

                       First:  To the payment of costs and expenses of
                 collections, and reasonable compensation to the Trustee, its agents, attorneys and counsel, and all advances made and expenses and liabilities incurred by the Trustee, except as a result of its negligence or bad faith and all other amounts owing to the Trustee or any predecessor Trustee pursuant to Section 11.2 hereof;

                        Second:  In case the principal of the
                 Outstanding Debentures in respect of which such moneys were received shall not have become due and be unpaid, to the payment of interest on such Debentures, in the order of the maturity of the installments of such interest, with interest (so far as may be lawful) upon the overdue installments of interest at the rate specified in such Debentures (or, if no such rate is specified, at the rate borne by the Debentures of such series), such payments to be made ratably to the persons entitled thereto;

                       Third:  In case the principal of the Outstanding
                 Debentures in respect of which such moneys were received and/or such other amount or amounts as the Debentures or supplemental indenture with respect to such series shall provide, shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon such Debentures for principal (and/or such other specified amount), premium, if any, and interest, with interest on the overdue principal (and/or such other specified amount), premium, if any, and (so far as may be lawful) upon overdue installments of interest, at the rate specified in such Debentures (or, if no such rate is specified, at the rate borne by the Debentures of such series), and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon such Debentures, then to the payment of such principal (and/or such other specified amount), premium, if any, and interest, with interest on the overdue principal (and/or such other specified amount), premium, if any, and (so far as may be lawful) upon overdue installments of interest, at the rate specified in such Debentures (or, if no such rate is specified, at the rate borne by the Debentures of such series), without preference or priority of principal (and/or such other specified amount) and premium, if any, over interest, or of interest over principal (and/or specified amount) and premium, if any, or of any installment of interest over any other installment of interest, or of any such Debenture over any other such Debenture, ratably to the aggregate of such principal (and/or such other specified amount), premium, if any, and accrued and unpaid interest;

                       Fourth:  To the payment of the remainder, if any,
                 to the Company, its successors or assigns, or to whomever may be so lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

                 SECTION 7.3 Trustee may enforce rights of action without possession of Debentures. All rights of action under this Indenture or any of the Debentures Outstanding of any series hereunder enforceable by the Trustee may be enforced by the Trustee without the possession of any of the Debentures or the production thereof at the trial or other proceedings relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought for the ratable benefit of the holders of the Debentures with respect to which the rights are being exercised, subject to the provisions of this Indenture.

                 SECTION 7.4 Delays or omissions not to impair any rights or powers accruing upon default. No delay or omission of the Trustee or of the Debentureholders to exercise any rights or powers accruing upon any default which shall not have been remedied shall impair any such right or power, or shall be construed to be a waiver of any such default or acquiescence therein; and every power and remedy given by this Article VII to the Trustee and the holders of the Debentures of any series may be exercised from time to time and as often as may be deemed expedient by the Trustee or by the holders of the Debentures of such series.

                 SECTION 7.5 In Event of Default Trustee may protect and enforce its rights by appropriate proceedings-holders of majority in aggregate Principal amount of Debentures of a series may waive default. If any one or more Events of Default shall happen and be continuing, the Trustee may, in its discretion, proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee, being advised by its counsel, shall deem most effectual to protect and enforce any of said rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific performance of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

                 Provided the Debentures of any series shall not then be
            due and payable by reason of a declaration pursuant to
            Section 7.1 hereof, the holders of a majority in aggregate principal amount of the Debentures of such series then Outstanding may on behalf of the holders of all of the Debentures of such series waive by written notice any past default hereunder and its consequences, except a default in the payment of interest on or principal and premium, if any, of any of the Debentures of such series. In the case of any such waiver, the Company, the Trustee and the holders of the Debentures of such series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                 SECTION 7.6 Holders of majority in aggregate Principal amount of Debentures of any series may direct exercise of remedies. The holders of a majority in aggregate principal amount of the Debentures then Outstanding of any series shall have the right, by an instrument in writing executed and delivered to the Trustee, to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee, or of exercising any power or trust conferred upon the Trustee under this Indenture, with respect to the Debentures of such series; provided, however, that subject to the provisions of Section 11.1 of this Indenture, the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action or proceedings so directed may not lawfully be taken or if the Trustee in good faith shall, by Responsible Officers, determine that the action or proceedings so directed would involve the Trustee in personal liability, or would be unduly prejudicial to the holders of the Debentures of such series not joining in such direction, and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

                 SECTION 7.7 Limitation on suits by Debentureholders. No holder of any Debenture of any series shall have the right to institute any suit, action or proceeding, in equity or at law, for the execution of any trust or power hereof, or for the enforcement of any other remedy under or upon this Indenture or the Debentures of such series, unless the holders of a majority in aggregate principal amount of the Debentures then Outstanding of such series shall have made written request upon the Trustee and shall have afforded to it a reasonable opportunity either to proceed to exercise the powers hereinbefore granted or to institute such suit, action or proceeding in its own name, as Trustee hereunder, and shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee shall have refused or neglected to comply with such request for 60 days after its receipt of such request and no direction inconsistent with such request shall have been given to the Trustee pursuant to Section 7.6; it being understood and intended that no one or more holders of Debentures of any series shall have any right under this Indenture or under the Debentures, by his or their action, to enforce any right hereunder except in the manner herein provided, and that all proceedings hereunder, at law or in equity, shall be instituted, had and maintained in the manner herein provided and for the ratable benefit of all holders of the Debentures of such series. Subject to the provisions of Article III, notwithstanding any provision of this Indenture to the contrary, the right, which is absolute and unconditional, of any Debentureholder to receive the payment of the principal of, premium, if any, and interest on his Debentures at and after the respective due dates (including maturity by call for redemption, through any sinking fund, declaration unless annulled pursuant to Section 7.1 hereof, or otherwise), of such principal, premium, if any, or interest, or the right, which is also absolute and unconditional, of any Debentureholder to require conversion of his Debentures pursuant to Article XIII hereof if the terms of such Debentures provide for convertibility pursuant to Section 2.2, or the right to institute suit for the enforcement of any such payment at or after such due dates or of such right to convert, shall not be impaired or affected without the consent of such holder, and the obligation of the Company, which is also absolute and unconditional, to pay the principal of, premium, if any, and interest on each of the Debentures to the respective holders thereof at the times and places in the Debentures expressed shall not be impaired or affected.

                 Notwithstanding anything to the contrary contained in
            this Section 7.7, the parties to this Indenture and the Debentureholders agree as follows:

                 Any court may in its discretion require, in any suit
            for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this paragraph shall not apply to any suit instituted, directly or through an agent or agents, by the Trustee, to any suit instituted by any Debentureholder of any series, or group of Debentureholders of any series, holding in the aggregate more than 10% in aggregate principal amount of the Debentures then Outstanding of such series or to any suit instituted by any Debentureholder of any series for the enforcement of the payment of the principal of, premium, if any, or interest on, any Debenture of such series at or after the respective due dates of such principal, premium, if any, or interest expressed in his Debenture of such series.

                 SECTION 7.8. No Debentures owned or held by, for the account of or for the benefit of the Company to be deemed Outstanding for purpose of payment or distribution. No Debentures owned or held by, for the account of or for the benefit of the Company or any Affiliate (other than Debentures pledged in good faith which would be deemed Outstanding under the provisions of Section 14.3) shall be deemed Outstanding for the purpose of any payment or distribution provided for in this Article VII.

                 SECTION 7.9. Company and Trustee restored to former position on discontinuance or abandonment of proceedings.
            If the Trustee shall have proceeded to enforce any right under this Indenture with respect to the Debentures of any series, and such proceedings shall have been discontinued or abandoned because of waiver, or for any other reason, or shall have been determined adversely to the Trustee, then, and in any such case, the Company, the Trustee and the Debentureholders of such series shall each be restored to their former positions and rights hereunder, and all rights, remedies and powers of the Trustee shall continue as though no such proceeding had been taken.

                              ARTICLE VIII

                 EVIDENCE OF ACTION BY DEBENTUREHOLDERS

                 SECTION 8.1. Evidence of action by Debentureholders. Any demand, request, consent, proxy or other instrument which this

            Indenture may require or permit to be signed and executed by the Debentureholders of any series may be in any number of concurrent instruments of similar tenor, and may be signed or executed by such Debentureholders in person or by an attorney duly authorized in writing. Proof of the execution of any such demand, request, consent, proxy or other instrument, or of a writing appointing any such attorney, shall be sufficient for any purpose of this Indenture if made in the following manner: the fact and date of the execution by any person of such demand, request, consent, proxy or other instrument or writing may be proved by the certificate of any notary public, or other officer authorized to take acknowledgments of deeds to be recorded in any state or country, that the person signing such request or other instrument or writing acknowledged to him the execution thereof, or by an affidavit of a witness of such execution. Where such execution is by an officer of a corporation or association or a member of a partnership on behalf of such corporation, association or partnership, or by a trustee or other fiduciary, such certificate or affidavit shall also constitute sufficient proof of his authority. The Trustee may nevertheless in its discretion accept such other proof or require further proof of any matter referred to in this Section 8.1 as it shall deem reasonable. The ownership of Debentures shall be proved by the registry books or by a certificate of the registrar thereof.

                 The Trustee shall not be bound to recognize any person
            as a Debentureholder of any series unless and until his title to the Debentures of such series held by him is proved in the manner in this Article VIII provided.

                 Any demand, request, direction, waiver, consent, vote
            or other action of the holder of any Debenture shall be conclusive and shall bind all future holders of the same Debenture and of any Debenture issued in exchange or substitution therefor irrespective of whether or not any notation in regard thereto is made upon such Debenture. Any such holder, however, may revoke the consent as to his Debenture or portion thereof. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement, waiver or other action becomes effective. An amendment, supplement, waiver or other action shall become effective on receipt by the Trustee of written consents from the Debentureholders of the requisite percentage in aggregate principal amount of the Outstanding Debentures of the relevant series. After an amendment, supplement, waiver or other action becomes effective, it shall bind every Debentureholder of each series of Debentures so affected.

                 The Company or the Trustee, as applicable, may set a
            date for the purpose of determining the Debentureholders entitled to consent, vote or take any other action referred to in this Section 8.1, which date shall be not less than 10 days nor more than 60 days prior to the taking of the consent, vote or other action.

                               ARTICLE IX

                IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                         OFFICERS AND DIRECTORS

                 SECTION 9.1. Immunity of incorporators, stockholders, officers, directors and employees. No recourse shall be had for the payment of the principal of, premium, if any, or interest on any Debenture or for any claim based thereon or otherwise in any manner in respect thereof, or in respect of this Indenture, to or against any subsidiary, incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company or any subsidiary, incorporator, stockholder, officer, director or employee, as such, past, present or future, of any predecessor or successor corporation, either directly or through the Company or such predecessor or successor corporation, whether by virtue of any constitutional provision or statute or rule of law, or by the enforcement of any assessment or penalty, or in any other manner, all such liability being expressly waived and released by the acceptance of any Debenture and as part of the consideration for the issue thereof.


                               ARTICLE X

                  MERGER, CONSOLIDATION, SALE OR LEASE

                 SECTION 10.1. Documents required to be filed with the Trustee upon consolidation, merger, sale, transfer or lease
            - execution or supplemental indentures - acts of successor corporation. Nothing in this Indenture or in the Debentures shall prevent any consolidation or merger of the Company with or into any other corporation, or any consolidation or merger of any other corporation with or into the Company, or any sale, transfer or lease of all or substantially all of the property and assets of the Company to any other corporation lawfully entitled to acquire the same; provided, however, and the Company hereby covenants and agrees, that any such consolidation, merger, sale, transfer or lease shall be upon the condition that (a) the due and punctual payment of the principal of, premium, if any, and interest on all the Debentures according to their tenor, and the due and punctual performance and observance of all the terms, covenants and conditions of this Indenture to be kept or performed by the Company shall, by an indenture supplemental hereto complying with the provisions of Section 12.1, executed and delivered to the Trustee, be expressly assumed by the corporation (other than the Company) formed by or resulting from any such consolidation or merger, or which shall have received the transfer or lease of all or substantially all of the property and assets of the Company, just as fully and effectually as if such successor corporation had been an original party hereto; and (b) the Company or such successor corporation, as the case may be, shall not, immediately after such consolidation, merger, sale, transfer or lease be in default in the performance of any such covenant or condition. Thereafter, unless otherwise specified pursuant to Section 2.2 for the Debentures of any series, all obligations of the predecessor corporation under the Debentures of such series shall terminate. In the event of any such sale, transfer or lease, the predecessor Company may be dissolved, wound up and liquidated at any time thereafter.

                 Every such successor corporation, upon executing an
            indenture supplemental hereto as provided in this Section
            10.1 in form satisfactory to the Trustee, shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company; and any order, certificate or resolution of the Board or officers of the Company provided for in this Indenture may be made by like officials of such successor corporation. Such successor corporation may thereupon cause to be signed, either in its own name or in the name of the Company, with such suitable reference, if any, to such consolidation, merger, sale, transfer or lease as may be required by the Trustee, any or all of the Debentures which shall not theretofore have been signed by the Company and authenticated by the Trustee or any Authenticating Agent; and upon the written order of such successor corporation in lieu of the Company, signed by the President or any Vice President and Treasurer or any Assistant Treasurer of such successor corporation, and subject to all the terms, conditions and restrictions herein prescribed with respect to the authentication and delivery of the Debentures, the Trustee or any Authenticating Agent shall authenticate and deliver any and all Debentures which shall have been previously signed by the proper officers of the Company and delivered to the Trustee or any Authenticating Agent for authentication and any of such Debentures which such successor corporation shall thereafter, in accordance with the provisions of this Indenture, cause to be signed and delivered to the Trustee or any Authenticating Agent for such purpose. All Debentures of any series so authenticated and delivered shall in all respects have the same rank as the Debentures of such series theretofore or thereafter authenticated and delivered in accordance with the terms of this Indenture.

                 SECTION 10.2. Trustee may rely upon Opinion of Counsel. The Trustee may receive and shall, subject to the provisions of Section 11.1 of this Indenture, be fully protected in relying upon an Officers' Certificate and Opinion of Counsel as conclusive evidence that any supplemental indenture executed under the foregoing Section
            10.1 complies with the foregoing conditions and provisions of this Article X.


                               ARTICLE XI

                         CONCERNING THE TRUSTEE

                 SECTION 11.1. Acceptance of Trust - responsibilities of Trustee. (a) The Trustee, prior to the occurrence of an Event of

            Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture or in the Trust Indenture Act of 1939, and no implied covenants or conditions shall be read into this Indenture against the Trustee. In case an Event of Default with respect to the Debentures of a particular series has occurred (but only during the continuance thereof), the Trustee shall exercise with respect to the Debentures of such series such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                 The Trustee, upon receipt of all resolutions,
            certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee pursuant to any provision of this Indenture, shall examine them to determine whether they conform to the requirements of this Indenture.

                 (b) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

                       (i)  prior to the occurrence of an Event of
                 Default with respect to the Debentures of any series hereunder and after the curing or waiving of all Events of Default with respect to the Debentures of such series which may have occurred, the Trustee shall not be liable with respect to the Debentures of such series except for the performance of such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee, but the duties and obligations of the Trustee with respect to the Debentures of such series, prior to the occurrence of an Event of Default with respect to the Debentures of such series and after the curing or waiving of all Events of Default with respect to the Debentures of such series which may have occurred, shall be determined solely by the express provisions of this Indenture;

                       (ii) Subject to the limitations contained in subsection (a) of this Section 11.1, prior to the occurrence of an Event of Default with respect to the Debentures of any series hereunder and after the curing or waiving of all events of Default with respect to the Debentures of such series which may have occurred, and in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed herein, upon certificates or opinions conforming to the requirements of this Indenture;

                       (iii) the Trustee shall not be personally liable for any error of judgment made in good faith by a Responsible

                 Officer or Officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                       (iv) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in aggregate principal amount of the Debentures then Outstanding of any series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Debentures of such series.

                 (c)  Subject to the limitations contained in
            subsections (a) and (b) of this Section 11.1, the recitals contained herein and in the Debentures (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures except that the Trustee represents that it is duly authorized to execute and deliver this Indenture and to perform its obligations hereunder.

                 (d)  Subject to the limitations contained in
            subsections (a) and (b) of this Section 11.1:

                       (i) the Trustee may rely and shall be protected
                 in acting or refraining from acting upon any resolution, certificate, opinion, notice, consent, request, order, appraisal, report, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                       (ii) the Trustee may consult with counsel and the
                 advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                       (iii) whenever in the administration of the
                 trusts of this Indenture, prior to an Event of Default hereunder and after the curing or waiving of all Events of Default which may have occurred, the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such certificate shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof;

                       (iv) the Trustee shall be under no obligation to exercise any of the trusts or powers hereof at the request, order or direction of any of the Debentureholders, pursuant to the provisions of this Indenture, unless such Debentureholders shall have offered to the Trustee reasonable indemnity against all the costs, expenses and liabilities which might be incurred therein;

                       (v)  the Trustee shall not be liable for any
                 action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or power conferred upon it by this Indenture;

                       (vi) prior to the occurrence of an Event of
                 Default with respect to the Debentures of any series hereunder and after the curing or waiving of all Events of Default with respect to the Debentures of such series which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, opinion, notice, consent, request, order, appraisal, report, bond or other document or instrument concerning such series, unless requested in writing to do so by the holders of not less than a majority in aggregate principal amount of the Debentures then Outstanding of such series; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee (subject to the limitations contained in subsections (a) and (b) of this Section 11.1), not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding; and provided, further, that nothing in this subdivision
                 (d)(vi) shall require the Trustee to give the Debentureholders any notice other than that required by
                 Section 11.3 hereof. The reasonable expense of every such investigation shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand;

                       (vii) the Trustee may execute any of the trusts
                 or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

                       (viii) none of the provisions of this Indenture
                 shall require the Trustee to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                 SECTION 11.2. Trustee to be entitled to compensation - Trustee not to be accountable for application of proceeds - moneys held by Trustee to be trust funds. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for services rendered by it in the execution of the trusts hereby created, and shall also be entitled to payment of reasonable expenses and disbursements actually made or incurred hereunder, including the reasonable fees and expenses of counsel, accountants and of all persons not regularly in its employ, and all taxes which may have been assessed against the Trustee as such on any funds on deposit with the Trustee. The Company also agrees to indemnify each of the Trustee and any predecessor Trustee for and hold it harmless against loss, liability or expense incurred arising out of or in connection with the acceptance or administration of this trust or performance of its duties hereunder, including the cost and expenses of defending itself against any claim of liability in the premises, except to the extent that such loss, liability or expense is incurred due to the negligence or bad faith of the Trustee or predecessor Trustee. If any property other than cash shall at any time be subject to a lien in favor of the Debentureholders, the Trustee, if and to the extent authorized by a receivership or bankruptcy court of competent jurisdiction or by the supplemental instrument subjecting such property to such lien, shall be entitled to make advances for the purpose of preserving such property or of discharging tax liens or other prior liens or encumbrances thereon. The obligations of the Company under this Section 11.2 to compensate the Trustee and to indemnify, pay or reimburse the Trustee or any predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge or any other termination pursuant to any Bankruptcy Law hereof. Such additional indebtedness shall be secured by a lien prior to that of the Debentures of all series with respect to which the Trustee acts as Trustee upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Debentures.

                 The Trustee shall not be accountable for the use or
            application by the Company of any Debentures authenticated and delivered hereunder or of the proceeds of such Debentures, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture, or for the use or application of any moneys received by any paying agent.

                 All moneys received by the Trustee in trust under or
            pursuant to any provision of this Indenture shall constitute trust funds for the purposes for which they were paid or were held, but need not be segregated in any manner from any other moneys and may be deposited by the Trustee, under such conditions as may be prescribed by law, in its general banking department, and the Trustee shall not be liable for any interest thereon, except as otherwise agreed with the Company.

                 The parties hereto, and the Debentureholders by their
            acceptance of their Debentures, hereby agree, that when the Trustee incurs expenses and renders services after an Event of Default occurs, such expenses and the compensation for such services are intended by the holders of the Debentures and Company to constitute expenses of administration under any Bankruptcy Law.

                 SECTION 11.3. Trustee to give Debentureholders notice of default. The Trustee shall give to the Debentureholders of any series notice of the happening of all defaults with respect to the Debentures of such series known to it, within 90 days after the occurrence thereof unless such defaults shall have been cured before the giving of such notice; provided, however, that, except in the case of a default resulting from the failure to make any payment of principal of, premium, if any, or interest on the Debentures of any series, or in the payment of any mandatory sinking fund installment with respect to the Debentures of such series, the Trustee may withhold the giving of such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Debentureholders of such series. For the purpose of this Section 11.3, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default. Such notice shall be given to the Debentureholders of such series in the manner and to the extent provided in subsection (c) of Section 11.10.

                 SECTION 11.4. Trustee acquiring conflicting interest must eliminate it or resign. Reference is made to Section 310(b) of the Trust Indenture Act of 1939, as amended, and with respect to the Debentures of each series, the Trustee shall comply therewith. To the extent permitted under
            Section 310(b)(1) thereof, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Debentures of more than one series.


                 SECTION 11.5. Eligibility of Trustee. There shall at all times be a corporate Trustee under this Indenture which shall be a bank or trust company organized and doing business under the laws of the United States or of any State or the District of Columbia and having a combined capital and surplus of not less than $50,000,000 which is authorized under the laws of its jurisdiction of incorporation to exercise corporate trust powers and is subject to supervision or examination by Federal, State or District of Columbia authority and which has an
            office or agency in                 .  If the Trustee
            publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, the combined capital of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If the Trustee shall at any time cease to meet the foregoing standards of eligibility, then such Trustee shall resign immediately in the manner and with the effect specified in Section 11.6.

                 SECTION 11.6.  Resignation or removal of Trustee.

                 (a) Subject to the limitations contained in subsection (d) of this Section 11.6, the Trustee may resign and be discharged from the trust hereby created with respect to the Debentures of one or more series by giving notice thereof to the Company and by giving notice thereof to the Debentureholders of such series, in the manner and to the extent provided in subsection (c) of Section 11.10. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or trustees (it being understood that any such successor trustee may be appointed with respect to the Debentures of one or more or all of such series with respect to which the resigning trustee has resigned and that at any time there shall be only one trustee with respect to the Debentures of any particular series) by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Debentureholder of such series who has been a bona fide holder of a Debenture or Debentures of such series for at least six months may on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

                       (b) In case at any time any of the following shall occur-

                       (1) the Trustee shall fail to comply with the
                 provisions of Section 11.4 with respect to the Debentures of any series after written request therefor by the Company or by any Debentureholder of such series who has been a bona fide holder of a Debenture or Debentures of such series for at least six months; or

                       (2) the Trustee shall cease to be eligible in
                 accordance with the provisions of Section 11.5 with respect to the Debentures of any series and shall fail to resign after written request therefor by the Company or by any such Debentureholder; or

                       (3) the Trustee shall become incapable of acting,
                 or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs then, in such case, the Company may remove the Trustee with respect to all Debentures of such series and appoint a duly qualified successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee so appointed, or, subject to the provisions of
            Section 7.7, any Debentureholder who has been a bona fide holder of a Debenture or Debentures of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Debentures of such series and the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a duly qualified successor trustee with respect to the Debentures of such series.

                 (c) The holders of a majority in aggregate principal
            amount of the Debentures then Outstanding of any series may at any time remove the Trustee and appoint a duly qualified successor trustee with respect to such series by delivery to the Trustee so removed, to the successor trustee and to the Company of the evidence provided for in Section 8.1 of the action in that regard taken by Debentureholders.

                 (d) Any resignation or removal of the Trustee and any
            appointment of a duly qualified successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 11.7.

                 SECTION 11.7.  Acceptance by successor Trustee.

                 (a) In case of the appointment hereunder of a successor trustee with respect to all Debentures, every duly qualified successor trustee so appointed under any of the methods herein provided shall execute, acknowledge and deliver to its predecessor trustee and to the Company an instrument in writing accepting such appointment hereunder and thereupon such successor trustee, without any further act, deed or conveyance, shall become fully vested with the rights, powers, trusts, duties and obligations of its predecessor in the trust hereunder with like effect as if originally named as Trustee herein. The predecessor trustee shall, nevertheless, at the written request of the successor trustee, pay over to the successor trustee all moneys at the time held by it herein; and the Company and the predecessor trustee upon payment or provision therefor of any amounts then due the predecessor trustee pursuant to the provisions of Section 11.2, shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, trusts, duties and obligations. The Company shall promptly give notice of the appointment of such successor trustee to the Debentureholders in the manner and to the extent provided in subsection (c) of Section 11.10.

                 (b) In the case of the appointment hereunder of a successor trustee with respect to the Debentures of one or more (but not all) series, the Company, the predecessor trustee and each successor trustee with respect to the Debentures of such series shall execute and deliver an indenture supplemental hereto wherein each successor trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor trustee all the rights, powers, trusts and duties of the predecessor trustee with respect to the Debentures of such series to which the appointment of such successor trustee relates, (ii) if the predecessor trustee is not retiring with respect to all Debentures of such series, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor trustee with respect to the Debentures of such series as to which the predecessor trustee is not retiring shall continue to be vested in the predecessor trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the predecessor trustee shall become effective to the extent provided therein and each such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the predecessor trustee with respect to the Debentures of such series to which the appointment of such successor trustee relates; but, on request of the Company or any successor trustee, such predecessor trustee upon payment of its charges shall duly assign, transfer and deliver to such successor trustee all property and money held by such predecessor trustee hereunder with respect to the Debentures of such series to which the appointment of such successor trustee relates. Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts referred to in this subsection (b) of this Section.

                 SECTION 11.8. Successor to Trustee by merger or consolidation, etc. Any corporation or national banking association into which the Trustee may be merged, or with which it may be consolidated, or to which the Trustee transfers all or substantially all of its corporate trust assets, or any corporation or national banking association resulting from any merger or consolidation or conversion to which the Trustee shall be a party, shall be the successor trustee under this Indenture without the execution or filing of any instruments or any further act on the part of any of the parties hereto.

                 In case at the time such successor trustee shall
            succeed to the trusts created by this Indenture any of the Debentures shall have been authenticated but not delivered, any such successor trustee may adopt the certificate of authentication of its predecessor trustee, and deliver such Debentures so authenticated; and in case at that time any of the Debentures shall not have been authenticated, any successor trustee may authenticate such Debentures either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Debentures or in this Indenture provided that the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or authenticate Debentures in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

                 SECTION 11.9. Limitations on right of Trustee as a creditor to obtain payment of certain claims. Reference is made to Section 311 of the Trust Indenture Act of 1939, as amended, for purposes of which the following terms shall have the following meanings:

                       (i) the term "cash transaction" shall mean any
                 transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

                       (ii) the term "self-liquidating paper" shall mean
                 any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

                 SECTION 11.10.  Trustee to make annual report to
            Debentureholders - Trustee to make other reports to Debentureholders - Debentureholders to whom reports to be transmitted.

                 (a) The Trustee shall, so long as any Debentures are
            Outstanding of any series with respect to which it acts as Trustee, transmit to the Debentureholders of such series,
            within 60 days after              of each year beginning
            with the year     , a brief report as of such
            that complies with Section 313(a) of the Trust Indenture Act of 1939, as amended, to the extent any such report is required pursuant to such Section.

                 (b) The Trustee shall, so long as any Debentures of any
            series with respect to which it acts as Trustee shall be Outstanding, also transmit to the Debentureholders of such series, as hereinafter provided, within the times hereinafter specified, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state the circumstances surrounding the making thereof) made by the Trustee, as such, since the date of the last report transmitted pursuant to the provisions of subsection (a) of this Section 11.10 (or if no such report has been so transmitted, since the date of the execution of this Indenture), for the reimbursement of which it claims or may claim a lien or charge prior to that of the Debentures of such series, on property or funds held or collected by the Trustee, as such, and which it has not previously reported pursuant to this subsection (b), if such advances remaining unpaid at any time aggregate more than 10% of the principal amount of the Debentures of such series then Outstanding, such report to be so transmitted within 90 days after such time.

                 (c) All reports required by this Section 11.10, and all
            other reports or notices which are required by any other provision of this Indenture to be transmitted in accordance with the provisions of this Section 11.10, shall be transmitted by mail; (i) to all registered holders of Debentures of such series, as the names and addresses of such holders appear upon the Debenture register; (ii) to such holders of Debentures of such series as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose; and (iii) except in the case of reports pursuant to subsection (b) of this Section 11.10, to all holders of Debentures of such series whose names and addresses have been furnished to or received by the Trustee pursuant to Section 4.6(d).

                 (d) The Trustee shall, at the time of the transmission
            to the Debentureholders of any report or notice pursuant to this Section 11.10, file a copy thereof with the Securities and Exchange Commission. The Company will notify the Trustee if and when the Debentures of any series become listed on any stock exchange and the Trustee will thereafter file a copy of any such report or notice with such stock exchange.

                 SECTION 11.11.  Preservation of information by Trustee
            - Trustee to give certain information to Debentureholders upon application. The Trustee shall preserve, in as current a form as is reasonably practicable, all information furnished it pursuant to subsection (d) of Section 4.6 hereof or received by it as Debenture registrar hereunder. The Trustee may destroy such information upon receipt of new information updating information previously furnished.

                 Within five Business days after receipt by the Trustee
            of a written application by any three or more Debentureholders stating that the applicants desire to communicate with other Debentureholders with respect to their rights under this Indenture or under the Debentures, and accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, and by reasonable proof that each such applicant has owned a Debenture or Debentures for a period of at least six months preceding such application, the Trustee shall, at its election, either (a) afford to such applicants access to all information so furnished to or received by the Trustee and not destroyed pursuant to the provisions of this Section 11.11, or (b) inform such applicants as to the approximate number of Debentureholders according to the most recent information so furnished to or received by the Trustee, and as to the approximate cost of mailing to the Debentureholders the form of proxy or other communication, if any, specified in such application. If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to all Debentureholders whose names and addresses are contained in the then current information filed with the Trustee as aforesaid copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and the payment, or provision for the payment, of the reasonable expenses of such mailing, unless within five business days after such tender, the Trustee shall mail to such applicants, and file with the Securities and Exchange Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Debentureholders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Securities and Exchange Commission, after granting opportunity for a hearing upon the objections specified in said written statement and on notice to the Trustee, shall enter an order refusing to sustain any of such objections, or, if, after the entry of an order sustaining one or more of such objections, the Securities and Exchange Commission shall find, after notice and opportunity for a hearing, that all objections sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Debentureholders with reasonable promptness after such determination and the renewal of the aforesaid tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

                 Neither the Company, the Trustee nor any person acting
            as Debenture registrar or paying agent shall be liable or accountable to the Company or to any Debentureholder by reason of the disclosure of any such information as to the names and addresses of Debentureholders in accordance with the provisions of this Section 11.11, regardless of the source from which such information was derived, nor by reason of the mailing of any material pursuant to a request made under this Section 11.11.

                 SECTION 11.12. Trustee may hold Debentures and otherwise deal with Company. The Trustee, the Debenture registrar, any paying agent or any other agent of the Company in its individual or any other capacity may buy, own, hold and sell any of the Debentures or any other evidences of indebtedness or other securities, whether heretofore or hereafter created or issued, of the Company or any subsidiary or Affiliate with the same rights it would have it if were not Trustee, Debenture registrar, paying agent or such other agent; and subject to the provisions of this Article XI, the Trustee may engage or be interested in any financial or other transaction with the Company or any subsidiary or Affiliate, including without limitation, secured and unsecured loans to the Company or any subsidiary or Affiliate; and may maintain any and all other general banking and business relations with the Company and any subsidiary or Affiliate with like effect and in the same manner and to the same extent as if the Trustee were not a party to this Indenture; and no implied covenant shall be read into this Indenture against the Trustee in respect of any such matters.

                 SECTION 11.13. Trustee may comply with any rule, regulation or order of the Securities and Exchange Commission. The Trustee may comply in good faith with any rule, regulation or order of the Securities and Exchange Commission made pursuant to the terms and provisions of the Trust Indenture Act of 1939 and shall be fully protected in so doing notwithstanding that such rule, regulation or order may thereafter be amended or rescinded or determined by judicial or other authority to be invalid for any reason, but nothing herein contained shall require the Trustee to take any action or omit to take any action in accordance with such rule, regulation or order, except as is in this Indenture otherwise required.

                 SECTION 11.14. Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Debentures which shall be authorized to act on behalf of the Trustee to authenticate Debentures of such series upon exchange, registration of transfer or partial redemption or partial conversion thereof or pursuant to Section 2.9, and if the Trustee is required to appoint one or more Authenticating Agents with respect to any series of Debentures, to authenticate Debentures of such series and to take such other actions as are specified in Sections 2.4, 2.8, 2.11,
            5.2 and 13.3 and Debentures so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Whenever reference is made in this Indenture to the authentication and delivery of Debentures by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent (except in respect to an original issue). Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $1,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 11.14, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 11.14, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 11.14.

                 Any corporation into which an Authenticating Agent may
            be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of such Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section 11.14, without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent.

                 An Authenticating Agent may resign at any time by
            giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating

            Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice or resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this
            Section 11.14, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall provide notice to the holders of the Debentures of the series as to which the Authenticating Agent will serve as provided in Section 14.9. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 11.14.

                 The Trustee agrees to pay each Authenticating Agent
            from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of
            Section 11.2.

                 If an appointment with respect to one or more series is
            made pursuant to this Section 11.14, the Debentures of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, as alternative certificate of authentication in the following form:

                 This is one of the Debentures of the series designated
            therein referred to in the within-mentioned Indenture.


                                                              , As Trustee

                                         By
                                               As Authenticating Agent

                                         By
                                                   Authorized Officer

                 If all of the Debentures of a series may not be
            originally issued at one time, and if the Trustee does not have an office capable of authenticating Debentures upon original issuance located where the Company wishes to have Debentures of such series authenticated upon original issuance, the Trustee, if so requested by the Company in writing (which writing need not comply with Section 14.8 and need not be accompanied by an Opinion of Counsel), shall appoint in accordance with this Section 11.14 an Authenticating Agent having an office in a place designated by the Company with respect to such series of Debentures.

                              ARTICLE XII

                        SUPPLEMENTAL INDENTURES

                 SECTION 12.1. Company and Trustee may enter into supplemental indenture for special purposes. Without the consent of any of the Debentureholders, the Company, when authorized by resolution of its Board of Directors, and the Trustee from time to time and at any time, subject to the conditions and restrictions in this Indenture contained, may enter into an indenture or indentures supplemental hereto in form satisfactory to the Trustee, which thereafter shall form a part hereof, for any one or more of the following purposes:

                       (a) to add to the covenants and agreements of the
                 Company in this Indenture contained, other covenants and agreements thereafter to be observed for the benefit of the Holders of all or any series of Debentures (and if such covenants and agreements are to be for the benefit of less than all series of Debentures, stating that such covenants and agreements are expressly being included solely for the benefit of such series) or to surrender any right or power herein reserved to or conferred upon the Company; or

                       (b) to cure any ambiguity or to cure, correct or
                 supplement any defect or inconsistent provision contained in this Indenture or in any supplemental indenture; or

                       (c) to make sure provisions in regard to matters
                 or questions arising under this Indenture which may be necessary or desirable, or otherwise change this Indenture in any manner, which shall not adversely affect the interests of the Debentureholders of any series; or

                       (d) to evidence the succession of another
                 corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article X and to provide for the adjustment of conversion rights pursuant to Section 13.7; or

                       (e) to establish the form or terms of the
                 Debentures of any series as permitted by Sections 2.1 and 2.2; or

                       (f) to change or eliminate any of the provisions
                 of this Indenture, provided that, except as otherwise contemplated by Section 2.2(23), any such change or elimination shall become effective only when there is no Debenture outstanding of any series created prior thereto which is entitled to the benefit of such provision; or

                       (g) to add or change any of the provisions of
                 this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Debentures in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to provide for uncertificated Debentures in addition to certificated Debentures (so long as any "registration-required obligation" within the meaning of Section 163(f)(2) of the Code is in registered form for purposes of the
                 Code); or

                       (h) to amend or supplement any provision
                 contained herein, which was required to be contained herein in order for this Indenture to be qualified under the Trust Indenture Act of 1939, if the Trust Indenture Act of 1939 or regulations thereunder change what is so required to be included in qualified indentures, in any manner not inconsistent with what then may be required for such qualification; or

                       (i) to add any additional Events of Default (and
                 if such Events of Default are to be applicable to less than all series of Securities, stating that such Events of Default are expressly being included solely to be applicable to such series); or

                       (j) to convey, transfer, assign, mortgage or
                 pledge to the Trustee as security for the Debentures of one or more series any property or assets; or

                       (k) to add to or change any of the provisions of
                 this Indenture as contemplated in Section 11.7(b)

            and the Company hereby covenants that it will fully perform all the requirements of any such supplemental indenture which may be in effect from time to time. Nothing in this
            Article XII contained shall affect or limit the right or obligation of the Company to execute and deliver to the Trustee any instrument of further assurance or other instrument which elsewhere in this Indenture it is provided shall be delivered to the Trustee.

                 The Trustee shall join with the Company in the
            execution of any such supplemental indenture, make any further appropriate agreements and stipulations which may be therein contained and accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                 Any supplemental indenture authorized by the provisions
            of this Section 12.1 may be executed by the Company and the Trustee without the consent of the holders of any of the Debentures at the time Outstanding, notwithstanding any of the provisions of Section 12.2.

                 SECTION 12.2. Modification of Indenture with consent of Debentureholders. With the consent (evidenced as provided in Section 8.1) of the holders of not less than 66 2/3% in aggregate principal amount of the Debentures at the time Outstanding of each series affected by such supplement, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of such series of the Debentures; provided, however, that no such supplemental indenture shall (i) extend the time or times of payment of the principal of, premium, if any, or the interest on, any Debenture, or reduce the principal amount of, premium, if any, or the rate of interest on, any Debenture (and/or such other amount or amounts as any Debentures or supplemental indentures with respect thereto may provide to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 7.1) or change the currency of payment of principal of, premium, if any, or interest on, any Debenture or reduce any amount payable on redemption thereof or alter or impair the right to convert the same at the rate and upon the terms provided in the Indenture or alter or impair the right to require redemption at the option of the holder, without the consent of the holder of each Debenture so affected, or (ii) reduce the percentage of Debentures of any series, the vote or consent of the holders of which is required for such modifications and alterations, without the consent of the holders of all Debentures then Outstanding of such series under the Indenture. Notwithstanding the foregoing, no consent of the Debentureholders shall be necessary to permit the execution of supplemental indentures pursuant to Section 13.7.

                 Upon the request of the Company, accompanied by a copy
            of a resolution of its Board of Directors certified by the Secretary or an Assistant Secretary of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Debentureholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may, in its discretion, but shall not be obligated, to enter into such supplemental indenture.

                 It shall not be necessary for the consent of the
            Debentureholders under this Section 12.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

                 A supplemental indenture which changes or eliminates
            any provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Debentures, or which modifies the rights of the holders of Debentures of such series with respect to such provision, shall be deemed not to affect the rights under this Indenture of the holders of Debentures of any other series.


                 SECTION 12.3. Effect of supplemental indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article XII, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Debentures shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

                 The Trustee, subject to the provisions of Section 11.1
            may receive an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the provisions of this Article XII.

                 SECTION 12.4. Supplemental indentures to conform to Trust Indenture Act. Any supplemental indenture executed and delivered pursuant to the provisions of this Article XII shall conform in all respects to the requirements of the Trust Indenture Act of 1939, as amended, as then in effect.

                 SECTION 12.5. Notation on or exchange of Debentures. If an amendment, supplement or waiver changes the terms of a Debenture of any series, the Trustee may require the Holder of the Debenture to deliver it to the Trustee. The Trustee may place an appropriate notation on the Debenture about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Debenture of any series shall issue and the Trustee shall authenticate a new Debenture of such series that reflects the changed terms.

                              ARTICLE XIII

                        CONVERSION OF DEBENTURES

                 SECTION 13.1. Applicability of Article. Debentures of any series which are convertible into Capital Stock at the option of the Debentureholder shall be convertible in accordance with their terms and (unless otherwise specified as contemplated by Section 2.2. for Debentures of any
            series) in accordance with this Article. Each reference in this Article XIII to "a Debenture" or "the Debentures"
            refers to the Debentures of the particular series that is convertible into Capital Stock. Each reference in this
            Article to "Capital Stock" into which Debentures            of
                             any

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


            series are convertible refers to the class of Capital Stock into which the Debentures of such series are convertible in accordance with their terms (as specified as contemplated by Section 2.2). If more than one series of Debentures with conversion privileges are outstanding at any time, the provisions of this Article XIII shall be applied separately to each such series.

                 SECTION 13.2. Right of Debentureholders to convert Debentures. Subject to and upon compliance with the terms of the Debentures and the provisions of Section 5.7 and this
            Article XIII, at the option of the holder thereof, any Debenture of any series of any authorized denomination, or any portion of the principal amount thereof which is $1,000 or any integral multiple of $1,000, may, at any time during the period specified in the Debentures of such series, or in case such Debenture or portion thereof shall have been called for redemption, then in respect of such Debenture or portion thereof until and including, but not after (unless the Company shall default in payment due upon the redemption thereof) the close of business on the date fixed for redemption except that in the case of redemption at the option of the Debentureholder, if specified in the terms of such Debentures, such right shall terminate upon receipt of written notice of the exercise of such option, be converted into duly authorized, validly issued, fully paid and nonassessable shares of the class of Capital Stock, or combination thereof, as specified in such Debenture, at the conversion rate for each $1,000 principal amount of Debentures (such initial conversion rate reflecting an initial conversion price specified in such Debenture) in effect on the conversion date, or, in case an adjustment in the conversion rate has taken place pursuant to the provisions of Section 13.5, then at the applicable conversion rate as so adjusted, upon surrender of the Debenture or Debentures, the principal amount of which is so to be converted, to the Company at any time during usual business hours at the office or agency to be maintained by it in accordance with the provisions of Section 4.2, accompanied by a written notice of election to convert as provided in Section 13.3 and, if so required by the Company and the Trustee, by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by the registered holder or his attorney duly authorized in writing. All Debentures surrendered for conversion shall, if surrendered to the Company or any conversion agent, be delivered to the Trustee for cancellation and cancelled by it, or shall, if surrendered to the Trustee, be cancelled by it, as provided in Section 2.11.

                 The initial conversion price or conversion rate in
            respect of a series of Debentures shall be specified on the Debentures of such series. The conversion price or conversion rate will be subject to adjustment on the terms set forth in Section 13.5 or such other or different terms, if any, as may be specified by Section 2.2 for Debentures of such series. Provisions of this Indenture that apply to conversion of all of a Debenture also apply to conversion of a portion of it.

                 SECTION 13.3. Issuance of shares of Capital Stock on conversion. As promptly as practicable after the surrender, as herein provided, of any Debenture or Debentures for conversion, the Company shall deliver or cause to be delivered at its said office or agency to or upon the written order of the holder of the Debenture or Debentures so surrendered a certificate or certificates representing the number of duly authorized, validly issued, fully paid and nonassessable shares of Capital Stock into which such Debenture or Debentures may be converted in accordance with the terms thereof and the provisions of this
            Article XIII. Prior to delivery of such certificate or certificates, the Company shall require a written notice at its said office or agency from the holder of the Debenture or Debentures so surrendered stating that the holder irrevocably elects to convert such Debenture or Debentures, or, if less than the entire principal amount thereof is to be converted, stating the portion thereof to be converted. Such notice shall also state the name or names (with address and social security or other taxpayer identification number) in which said certificate or certificates are to be issued. Such conversion shall be deemed to have been made at the time that such Debenture or Debentures shall have been surrendered for conversion and such notice shall have been received by the Company or the Trustee, the rights of the holder of such Debenture or Debentures as a Debentureholder shall cease at such time, the person or persons entitled to receive the shares of Capital Stock upon conversion of such Debenture or Debentures shall be treated for all purposes as having become the record holder or holders of such shares of Capital Stock at such time and such conversion shall be at the conversion rate in effect at such time. In the case of any Debenture of any series which is converted in part only, upon such conversion, the Company shall execute and the Trustee or any Authenticating Agent shall authenticate and deliver to the holder thereof, as requested by such holder, a new Debenture or Debentures of such series of authorized denominations in aggregate principal amount equal to the unconverted portion of such Debenture.

                 If the last day on which a Debenture may be converted
            is not a Business day in a place where a conversion agent is located, the Debenture may be surrendered to that conversion agent on the next succeeding day that is a Business day.

                 The Company will not be required to deliver
            certificates for shares of Capital Stock upon conversion while its stock transfer books are closed for a meeting of shareholders or for the payment of dividends or for any other purpose, but certificates for shares of Capital Stock shall be delivered as soon as the stock transfer books shall again be opened.

                 SECTION 13.4. No payment or adjustment for interest or dividends. Unless otherwise specified as contemplated by
            Section 2.2 for Debentures of such series, Debentures surrendered for conversion during the period from the close of business on any regular record date (or special record date for payment of defaulted interest) next preceding any interest payment date to the opening of business on such interest payment date (except Debentures called for redemption on a redemption date within such period) when surrendered for conversion must be accompanied by payment of an amount equal to the interest thereon which the registered holder is to receive on such interest payment date. Payment of interest shall be made as of such interest payment date or such date, as the case may be, to the holder of record of the Debentures as of such regular, or special record date, as applicable. Except where Debentures surrendered for conversion must be accompanied by payment as described above, no interest on converted Debentures will be payable by the Company on any interest payment date subsequent to the date of conversion. No other payment or adjustment for interest or dividends is to be made upon conversion. Notwithstanding the foregoing, upon conversion of any Debentures with original issue discount, the fixed number of shares of Capital Stock into which such Debenture is convertible delivered by the Company to the holder thereof shall be applied, first, to pay the accrued original issue discount attributable to the period from the date of issuance to the date of conversion of such Debenture, and, second, to pay the balance of the principal amount of such Debenture.

                 SECTION 13.5. Adjustment of conversion rate. Unless otherwise specified as contemplated by Section 2.2 for Debentures of such series, the conversion rate for Debentures in effect at any time shall be subject to adjustment as follows:

                       (a) In case the Company shall (i) declare a dividend or make a distribution on the class of Capital Stock into which Debentures of such series are convertible in shares of its Capital Stock, (ii) subdivide the outstanding shares of the class of Capital Stock into which Debentures of such series are convertible into a greater number of shares, (iii) combine the outstanding shares of the class of Capital Stock into which Debentures of such series are convertible into a smaller number of shares, or (iv) issue by reclassification of the shares of the class of Capital Stock into which Debentures of such series are convertible (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation) any shares, the conversion rate for the Debentures of such series in effect at the time of the record date for such dividend or distribution, or the effective date of such subdivision, combination or reclassification, shall be proportionately adjusted so that the holder of any Debenture of such series surrendered for conversion after such time shall be entitled to receive the number and kind of shares which he would have owned or have been entitled to receive had such Debenture been converted immediately prior to such time. Similar adjustments shall be made whenever any event listed above shall occur.

                       (b) In case the Company shall fix a record date for the issuance of rights or warrants to all holders of the class of Capital Stock into which Debentures of such series are convertible entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase shares of such class of Capital Stock (or securities convertible into shares of such class of Capital Stock ) at a price per share (or, in the case of a right or warrant to purchase securities convertible into such class of Capital Stock, having a conversion price per share, after adding thereto the exercise price, computed on the basis of the maximum number of shares of such class of Capital Stock issuable upon conversion of such convertible securities, per share of such class of Capital Stock, so issuable) less than the current market price per share of such class of Capital Stock (as defined in subsection (d) below) on the date on which such issuance was declared or otherwise announced by the Company (the "Determination Date"), the number of shares of such class of Capital Stock into which each $1,000 principal amount of Debentures shall be convertible after such record date shall be determined by multiplying the number of shares of such class of Capital Stock into which such principal amount of Debentures was convertible immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of such class of Capital Stock outstanding on the Determination Date plus the number of additional shares of such class of Capital Stock offered for subscription or purchase (or in the case of a right or warrant to purchase securities convertible into such class of Capital Stock, the aggregate number of additional shares of such class of Capital Stock into which the convertible securities so offered are initially convertible), and of which the denominator shall be the number of shares of such class of Capital Stock outstanding on the Determination Date plus the number of shares of such class of Capital Stock obtained by dividing the aggregate offering price of the total number of shares so offered (or, in the case of a right or warrant to purchase securities convertible into such class of Capital Stock, the aggregate initial conversion price of the convertible securities so offered, after adding thereto the aggregate exercise price of such rights or warrants computed on the basis of the maximum number of shares of such class of Capital Stock issuable upon conversion of such convertible securities) by such current market price. Shares of such class of Capital Stock of the Company owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and to the extent that shares of such class of Capital Stock are not delivered (or securities convertible into shares of such class of Capital Stock are not delivered) after the expiration of such rights or warrants (or, in the case of rights or warrants to purchase securities convertible into such class of Capital Stock once exercised, the expiration of the conversion right of such securities) the conversion rate shall be readjusted to the conversion rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants (or securities convertible into shares) been made upon the basis of delivery of only the number of shares actually delivered. In the event that such rights or warrants are not so issued, the conversion rate shall again be adjusted to be the conversion rate which would then be in effect if such record date had not been fixed.

                       (c) In case the Company shall fix a record date for the making of a distribution to all holders of the class of Capital Stock into which Debentures of such series are convertible (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of its indebtedness or assets (excluding any cash dividends paid from retained earnings and dividends payable in Capital Stock for which adjustment is made pursuant to subsection (a) above) or subscription rights or warrants (excluding subscription rights or warrants to purchase the class of Capital Stock into which Debentures of such series are convertible), the number of shares of such class of Capital Stock into which each $1,000 principal amount of Debentures of such series shall be convertible after such record date shall be determined by multiplying the number of shares of such class of Capital Stock into which such principal amount of Debentures was convertible immediately prior to such record date by a fraction, of which the numerator shall be the fair market value of the assets of the Company, after deducting therefrom all liabilities of the Company and all preferences (including accrued but unpaid dividends) in respect of classes of Capital Stock having a preference with respect to the assets of the Company over such class of Capital Stock (all as determined by the Board of Directors, whose determination shall be conclusive, and described in a certificate signed by any Vice Chairmen of the Board, Vice President or Assistant Vice President and Treasurer of the Company, filed with the Trustee and each conversion agent) on such record date, and of which the denominator shall be such fair market value after deducting therefrom such liabilities and preferences, less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a statement filed with the Trustee and each conversion agent) of the assets or evidences of indebtedness, so distributed or of such subscription rights or warrants applicable, so distributed. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the conversion rate shall again be adjusted to the

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


                 conversion rate which would then be in effect if such record date had not been fixed.

                       (d) For the purpose of any computation under subsection (b) above and Section 13.6, the current market price per share of the Capital Stock on any date as of which such price is to be computed shall mean the average of the Closing Prices for the 30 consecutive Business days commencing 45 Business days before such date.

                       (e) No adjustment in the conversion rate shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such rate; provided, however, that any adjustments which by reason of this subsection (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment, and provided, further, that adjustments shall be required and made in accordance with the provisions of this Article XIII (other than this subsection (e)) not later than such time as may be required in order to preserve the tax-free nature of a distribution for United States income tax purposes to the holders of Debentures or the class of Capital Stock into which such Debentures are convertible. All calculations under this Article XIII shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be. Anything in this Section
                 13.5 to the contrary notwithstanding, the Company shall be entitled to make such adjustments in the conversion rate, in addition to those required by this Section 13.5, as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its shareholders shall not be taxable for United States income tax purposes.

                       (f) Whenever the conversion rate is adjusted, as herein provided, the Company shall promptly file with the Trustee and with the office or agency maintained by the Company for the conversion of Debentures of such series pursuant to Section 4.2, a certificate of a firm of independent public accountants of recognized national standing selected by the Board of Directors (who may be the regular accountants employed by the Company) setting forth the conversion rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment and a computation thereof. Such certificate shall be conclusive evidence of the correctness of such adjustment. Neither the Trustee nor any conversion agent shall be under any duty or responsibility with respect to any such certificate or any facts or computations set forth therein, except to exhibit said certificate from time to time to any Debentureholder of such series desiring to inspect the same. The Company shall promptly cause a notice setting forth the adjusted conversion rate to be mailed to the holders of Debentures of such series, as their names and addresses appear upon the registration books of the Company.

                       (g) In the event that at any time, as a result of shares of any other class of Capital Stock becoming issuable in exchange or substitution for or in lieu of shares of the class of Capital Stock into which such Debentures are convertible or as a result of an adjustment made pursuant to subsection (a) above, the holder of any Debenture of such series thereafter surrendered for conversion shall become entitled to receive any shares of the Company other than shares of the class of Capital Stock into which the Debentures of such series are convertible, thereafter the number of such other shares so receivable upon conversion of any Debenture shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the class of Capital Stock into which the Debentures of such series are convertible contained in subsections (a) to
                 (f), inclusive, above, and the provisions of this
                 Article XIII with respect to the class of Capital Stock into which the Debentures of such series are convertible shall apply on like terms to any such other shares.

                       (h) The conversion rate with respect to any Debentures with original issue discount, the terms of which provide for convertibility, shall not be adjusted during the term of such Original Issue Discount
                 Debentures for accrued original issue discount.

                       (i) In the event that the Debentures of any series are convertible into more than one class of Capital Stock, the provisions of this Section 13.5 shall apply separately to events affecting each such class.

                 SECTION 13.6.     No fractional shares to be issued.
            No fractional shares of Capital Stock shall be issued upon conversions of Debentures. If more than one Debenture of any series shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Debentures of such series (or specified portions thereof to the extent permitted hereby) so surrendered. Instead of a fraction of a share of Capital Stock which would otherwise be issuable upon conversion of any Debenture or Debentures (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction of a share in an amount equal to the same fractional interest of the current market price (as defined in Section 13.5) per share of Capital Stock on the Business day next preceding the day of conversion.

                 SECTION 13.7. Preservation of conversion rights upon consolidation, merger, sale or conveyance. In case of any consolidation of the Company with, or merger of the Company into, any other corporation (other than a consolidation or merger in which the Company is the continuing corporation), or in the case of any sale or transfer of all or substantially all of the assets of the Company, the corporation formed by such consolidation or the corporation into which the Company shall have been merged or the corporation which shall have acquired such assets, as the case may be, shall execute and deliver to the Trustee, a supplemental indenture, subject to the provisions of Article X and XII as they relate to supplemental indentures, providing that the holder of each Debenture then Outstanding of a series which was convertible into Capital Stock shall have the right thereafter to convert such Debenture into the kind and amount of shares of stock and other securities and property, including cash, receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Capital Stock of the Company into which such Debentures might have been converted immediately prior to such consolidation, merger, sale or transfer. Such supplemental indenture shall conform to the provisions of the Trust Indenture Act of 1939 as then in effect and shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article XIII. Neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provision contained in any such supplemental indenture relating either to the kind or amount of shares of stock or other securities or property receivable by Debentureholders upon the conversion of their Debentures after any such consolidation, merger, sale or transfer, or to any adjustment to be made with respect thereto and, subject to the provisions of Section 11.1, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Opinion of Counsel with respect thereto. If in the case of any such consolidation, merger, sale or transfer, the stock or other securities and property receivable by a holder of the Debentures includes stock or other securities and property of a corporation other than the successor or purchasing corporation, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Debentures as the Board of Directors shall reasonably consider necessary. The above provisions of this Section 13.7 shall similarly apply to successive consolidations, mergers, sales or transfers.

                 SECTION 13.8. Notice to Debentureholders of a series prior to taking certain types of action. With respect to the Debentures of any series, in case:

                       (a) the Company shall authorize the issuance to
                 all holders of the class of Capital Stock into which Debentures of such series are convertible of rights or warrants to subscribe for or purchase shares of its Capital Stock or of any other right;

                       (b) the Company shall authorize the distribution
                 to all holders of the class of Capital Stock into which Debentures of such series are convertible of evidences of its indebtedness or assets (except for the exclusions with respect to certain dividends set forth in Section 13.5(c);

                       (c) of any subdivision, combination or
                 reclassification of the class of Capital Stock into which Debentures of such series are convertible or of any consolidation or merger to which the Company is a party and for which approval by the shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

                       (d) of the voluntary or involuntary dissolution,
                 liquidation or winding up of the Company;

            then the Company shall cause to be filed with the Trustee and at the office or agency maintained for the purpose of conversion of Debentures of such series pursuant to Section 4.2, and shall cause to be mailed to the holders of Debentures of such series, at their last addresses as they shall appear upon the registration books of the Company, at least ten days prior to the applicable record date hereinafter specified, a notice stating (i) the date as of which the holders of such class of Capital Stock to be entitled to receive any such rights, warrants or distribution are to be determined, or (ii) the date on which any such subdivision, combination, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or other action is expected to become effective, and the date as of which it is expected that holders of record of such class of Capital Stock shall be entitled to exchange their Capital Stock of such class for securities or other property, if any, deliverable upon such subdivision, combination, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or other action. The failure to give the notice required by this Section 13.8 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, subdivision, combination, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or other action, or the vote upon any of the foregoing. Such notice shall also be published by and at the expense of the Company not later than the aforesaid filing date at least once in an Authorized Newspaper.

                 SECTION 13.9. Covenant to reserve shares for issuance on conversion of Debentures. The Company covenants that at all times it will reserve and keep available out of each class of its authorized Capital Stock, free from preemptive rights, solely for the purpose of issue upon conversion of Debentures of any series as herein provided, such number of shares of Capital Stock of such class as shall then be issuable upon the conversion of all Outstanding Debentures of such series.
            The Company covenants that all shares of Capital Stock which shall be so issuable shall, when issued or delivered, be duly and validly issued shares of the class of authorized Capital Stock into which Debentures of such series are convertible, and shall be fully paid and nonassessable, free of all liens and charges and not subject to preemptive rights and that, upon conversion, the appropriate capital stock accounts of the Company will be duly credited.

                 SECTION 13.10.  Compliance with governmental
            requirements. The Company covenants that if any shares of Capital Stock required to be reserved for purposes of conversion of Debentures hereunder require registration or listing with or approval of any governmental authority under any Federal or State law, pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act, or any national or regional securities exchange on which such Capital Stock is listed at the time of delivery of any shares of such Capital Stock, before such shares may be issued upon conversion, the Company will use its best efforts to cause such shares to be duly registered, listed or approved, as the case may be.

                 SECTION 13.11. Payment of taxes upon certificates for shares issued upon conversion. The issuance of certificates for shares of Capital Stock upon the conversion of Debentures shall be made without charge to the converting Debentureholders for any tax (including, without limitation, all documentary and stamp taxes) in respect of the issuance and delivery of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the holders of the Debentures converted; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the Debenture converted, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                 SECTION 13.12. Trustee's duties with respect to conversion provisions. The Trustee and any conversion agent shall not at any time be under any duty or responsibility to any Debentureholder to determine whether any facts exist which may require any adjustment of the conversion rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any conversion agent shall be accountable with

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


            respect to the registration under securities laws, listing, validity or value (or the kind or amount) of any shares of Capital Stock, or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Debenture; and neither the Trustee nor any conversion agent makes any representation with respect thereto.
            Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of stock or stock certificates or other securities or property upon the surrender of any Debenture for the purpose of conversion; and the Trustee, subject to the provisions of
            Section 11.1, and any conversion agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this
            Article XIII.


                              ARTICLE XIV

                        MISCELLANEOUS PROVISIONS

                 SECTION 14.1. Rights under Indenture limited to the parties and holders of Debentures. Except as provided in
            Article III, nothing in this Indenture or the Debentures, express or implied, is intended or shall be construed to confer upon, or to give to, any person or corporation, other than the parties hereto, their successors and assigns, and the holders of the Debentures, any right, remedy or claim under or by reason of this Indenture or any provision hereof; and the provisions of this Indenture are for the exclusive benefit of the parties hereto, their successors and assigns, and the holders of the Debentures.

                 SECTION 14.2. Certificate of independent accountants conclusive. Unless otherwise specifically provided, the certificate or opinion of Arthur Andersen & Co., or of any other independent firm of public accountants of recognized standing selected by the Board of Directors and acceptable to the Trustee in the exercise of reasonable care (which firm may be regular independent accountants to the Company), shall be conclusive evidence of the correctness of any computation made under the provisions of this Indenture, and wherever reference is made in this Indenture to "generally accepted accounting principles" the certificate or opinion of such a firm shall be conclusive evidence thereof. The Company shall furnish to the Trustee upon its request a copy of any such certificate or opinion.

                 SECTION 14.3. Treatment of Debentures owned or held by the Company in determining required percentages. For all purposes of this Indenture, in determining whether the holders of a required percentage or proportion of the principal amount of Debentures of one or more series have concurred in any request, waiver, vote, direction or consent, Debentures owned or held by or for the account or for the benefit of the Company or any other obligor under this Indenture or any Affiliate shall be disregarded and deemed not Outstanding, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such request, waiver, direction or consent, only Debentures which the Trustee knows to be so owned or held shall be so disregarded. Debentures so owned which have been pledged in good faith to secure an obligation may be regarded as Outstanding for all such purposes, if the Trustee receives an Officers' Certificate stating that said Debentures have been so pledged, that the pledgee is entitled to vote with respect to such Debentures and that the pledgee is not the Company or any other obligor on the Debentures, an Affiliate of the Company or an Affiliate of such other obligor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be conclusive, and, subject to the provisions of
            Section 11.1 of this Indenture, shall afford full protection to the Trustee.

                 SECTION 14.4. Remaining provisions not affected by invalidity of any other provisions-required provisions of Trust Indenture Act of 1939 to control. In case anyone or more of the provisions contained in this Indenture or in the Debentures of any series shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Indenture, but this Indenture shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

                 If any provision of this Indenture limits, qualifies or
            conflicts with any other provision of this Indenture which is required to be included in an indenture qualified under the Trust Indenture Act of 1939, as amended, such provision which is so required to be included shall control.

                 SECTION 14.5. Company released from Indenture requirements if entitled to have Indenture cancelled. Whenever by the terms of this Indenture the Company shall be required to do or not to do anything so long as any of the Debentures shall be Outstanding of any series, the Company shall, notwithstanding any such provision, not be required to comply with such provision with respect to such series if it shall be entitled to have this Indenture satisfied and discharged pursuant to the provisions hereof, even though in either case the holders of any of the Debentures of such series shall have failed to present and surrender such Debentures for payment pursuant to the terms of this Indenture.

                 SECTION 14.6.  Date of execution.  Although this
            Indenture, for convenience and for the purpose of reference, is dated as of the date first above written, the actual date of execution by the Company and by the Trustee is as indicated by their respective acknowledgements hereto annexed.

                 SECTION 14.7. Execution of documents furnished under the Indenture. Unless otherwise expressly provided, any order, notice, request, demand, certificate or statement of the Company required or permitted to be made or given under any provision hereof shall be sufficiently executed if signed by its Chairman of the Board, President, any Vice Chairman of the Board or any Vice President, and by its Treasurer, any Assistant Treasurer, Secretary or any Assistant Secretary.

                 SECTION 14.8. Officers' Certificates and Opinions of Counsel to be furnished Trustee. Upon any application, demand or request by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with and that such action is in compliance with applicable law.

                 Each certificate or opinion with respect to compliance
            with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition;
            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
            (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
            (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

                 Any certificate, statement or opinion of an officer of
            the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.
            Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Company, upon the certificate, statement or opinion of or representations by an officer or officers of the Company, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

                 Any certificate, statement or opinion of an officer of
            the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

                 SECTION 14.9.  Presentation of notices and demands.
            All notices to or demands upon the Trustee shall be in writing and may be served or presented at the principal office of the Trustee. Any notice to or demand upon the Company shall be deemed to have been sufficiently given or served by the Trustee or the Debentureholders, for all purposes, by being mailed by first class mail addressed to the Company, attention of the President, at 2002 Pisgah Church Road, Suite 300, Greensboro, North Carolina 27455, and to Schell Bray Aycock Abel & Livingston, 230 North Elm Street, Suite 1500, Greensboro, North Carolina 27401,
            Attention: Kenneth N. Shelton, Esq., or at such other address or to such other counsel, as may be filed in writing by the Company with the Trustee.

                 Except as otherwise expressly provided herein, where
            this Indenture provides for notice to holders of Debentures of any event, such notice shall be sufficiently given to holders of Debentures if in writing and mailed, first-class postage prepaid, to each holder of a Debenture affected by such event, at the address of such holder as it appears in the Debenture register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

                 In case by reason of the suspension of regular mail
            service or by reason of any other cause it shall be impracticable to give such notice to holders of Debentures by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case where notice to holders of Debentures is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular holder of a Debenture shall affect the sufficiency of such notice with respect to other holders of Debentures.

                 SECTION 14.10. Successors and assigns bound by Indenture. All the covenants, promises and agreements in this Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall bind and inure to the benefit of their respective successors and assigns, whether so expressed or not.

                 SECTION 14.11 Descriptive headings for convenience only. The descriptive headings of the several Articles of this

            Indenture are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                 SECTION 14.12. North Carolina law to govern. This Indenture and each Debenture shall be deemed to be a contract made under the laws of the State of North Carolina, and for all purposes shall be construed in accordance with the laws of said jurisdiction, except that the rights, obligations, duties, immunities and limitations of rights of the Trustee shall be construed in accordance with the laws
            of the State of              .

                 SECTION 14.13.  Indenture may be executed in
            counterparts. This Indenture may be simultaneously executed in any number of counterparts, each of which when so executed and delivered shall be an original, but such
            counterparts shall together constitute but one and the same
            instrument.                      , as Trustee, hereby
            accepts the trusts in this Indenture declared and provided upon the terms and conditions hereinbefore set forth.

                 IN WITNESS WHEREOF, VANGUARD CELLULAR SYSTEMS, INC. has
            caused this Indenture to be signed in its corporate name,
            and                      , as Trustee, has caused this
            Indenture to be signed in its corporate name, all as of the day and year first above written.

                                              VANGUARD CELLULAR SYSTEMS, INC.



                                                     By:

            (CORPORATE SEAL)                         Title:

            ATTEST:



                       Secretary





                                                     By:

            (CORPORATE SEAL)                         Title:

            ATTEST:



                       Secretary

            NORTH CAROLINA
            COUNTY OF GUILFORD                             ss.


                 On this       day of                 , before me
           personally came , to me personally known, who, being by me
           duly sworn, did depose and say that he resides at             ,
           that he is the of Vanguard Cellular Systems, Inc., a North Carolina corporation, the corporation described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

            (NOTORIAL SEAL)





            STATE OF
            COUNTY OF                                      ss.


                 On this      day of                , before me
            personally came , to me known, who, being by me duly sworn,
            did depose and say that he resides at                      ,
            that he is a of                               , the
            banking corporation described in and which executed the above instrument; that he knows the seal of said banking corporation; that the seal affixed to the said instrument is such seal; that it was so affixed by authority of the Board of Directors of said banking corporation; and that he signed his name thereto by like authority.

            (NOTORIAL SEAL)